UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Axon Enterprise, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

To our shareholders:

Watching the bloodshed in Ukraine, I had a troubling thought: Have we backslid into a world that accepts warfare as a way of achieving political ends? Simultaneously, the Internet, which we all believed would enlighten the world with shared knowledge, is being perverted to undermine the very concept of truth.

In light of these times, our mission to Protect Life and Protect Truth are as important and relevant as ever.

Vladimir Putin’s capricious use of war doesn't fit our modern world and a sense of global revulsion is palpable. Even amid this, we have cause for hope. The history of civilization is that when evil rises, we all must rise to defeat it. As Ghanaian journalist Anas Aremeyaw Anas said, “When evil men destroy, good men must build and bind.”

The world is responding—not through a call to arms or an escalation of combat, but to ostracize the aggressor, freezing Russian assets and excluding its leaders from the modern world and the benefits of our shared economy.

It’s too early to say if this will be enough. But if the world’s economic force combined with the heroic Ukrainian self-defense proves effective, this conflict might be remembered as the moment when the world rejected “wars of choice” as acceptable.

Let me be clear: I am not a doe-eyed pacifist. Democracies must maintain advanced military force to deter bad actors. But I also see an opportunity to develop ways to project force without lethality. Imagine if Western militaries had at their disposal swarms of non-lethal drones designed to destroy and disable tanks, artillery, and other military armaments. Imagine if those same devices would be programmed to leave human beings unharmed. How useful would such a technology be? How quickly might it defang the Russian war machine — but without sending tens of thousands of young conscripts, who did not choose this war, home in body bags or abandoning them lifeless on the tundra. Theoretically, such technology might end the war—but without wholesale slaughter.

It’s why I have called on the US military to explore technologies that take us beyond increasing lethality. We have ample lethal capacity at our disposal—and yet, we’re limiting our support in this war to defensive systems. We have the means to kill endlessly, but no way to stop the aggressor without an unacceptable loss of life on all sides. The truly powerful don’t need to annihilate their opponents.

I explored these ethical and geopolitical conundrums in my book, “The End of Killing.” My thesis is that we do not have to accept killing as a de facto part of human existence—not in war, not in policing, and not in our homes.

No, I don’t think we can just lay down arms and hope threats disappear. But I do think we need to open our minds to new tools and techniques—to technology that can incapacitate but not kill. I have long argued that killing is a technological problem, and that we can do better.

During this tough time, my thoughts have especially been with the Ukraine National Police, as well as our Axon teammates in Ukraine. We will not be commenting publicly on any steps we are taking specific to this conflict, but I believe our technologies play a role in geopolitical building and binding. We seek to foster trust in democracy over autocracy. We seek to promote transparency over propaganda, truth over lies, and protecting over killing.

At their core, our products are designed to strengthen trust in the rule of law. We directly support the United Nations’ 16th sustainable development goal: To foster peace, justice, and strong institutions.

Public and personal safety is foundational for a modern society. Our product ecosystem ties together body cameras and fleet cameras, TASER devices, drones and third party sensors with a growing suite of software capabilities. We are not only serving customers, but saving lives while promoting truth and transparency. We are accelerating the end of killing by investing in advanced non-lethal technology. By 2030, I am confident that we are going to outperform the 9mm pistol, which is the standard in policing. In parallel, our work helps to improve fairness and efficiency in the criminal justice system, especially through our new justice software category, which will save attorneys time and also shorten the time people are jailed awaiting trial.

The private sector can play a powerful role here in concert with the public sector—and being held accountable by shareholders and the market increases our drive to build better products and services. The results speak for themselves: In 2021, we achieved revenue growth of 27% to $863 million. Over the past three years, we have delivered a 27% compound annual revenue growth rate. And our financial results showcase our ability to deliver profitability while investing heavily in new technology. Our focus on building best-in-class subscription software has driven our annual recurring software revenue to $327 million, tripling over three years. And record annual bookings of $1.7 billion in 2021, up 54% over 2020, point to continued strong growth ahead.

I believe in the power of conscious capitalism to change the world—that there are few better paths to fixing big problems than building organizations that can grow and self-sustain. Enterprises like ours can be mission driven. Axon has thousands of employees, and hundreds of millions of dollars, devoted to ending or reducing violence. And we have done that while creating value for shareholders, providing jobs, and creating wealth for our employees. This is exactly how stakeholder capitalism is supposed to work.

I’ve never been secretive about our secret sauce: it’s a powerful combination of a world-changing mission, building unparalleled user experiences, and attracting passionate people.

While our tech is the best in the industry, our irreplaceable advantage is our people. Our employees are passionate about helping customers succeed. Imagine engineers running across parking lots with their laptops in hand to debug a new feature. Or whole teams rising before dawn to support a customer’s new technology deployment, working tirelessly to answer hundreds of questions, and support testing and training. In the past weeks, I have had chiefs of major police departments excitedly sharing just such stories.

Let me share one story. The first customer who went live with our new Dispatch product hit some challenges during launch. The system went down for a few hours on the first day. Our team worked around the clock, hand in hand with our customer, to solve the problem. By the end of the week, the captain and project leader said to me: “Had everything gone smoothly, that would have been really impressive. It’s 10 times more impressive that you stayed with us when things got tough.”

The next day he spoke to Axon’s software engineers, saying, “When we [officers] go to calls, we understand that the people that are with us may save our lives and may give theirs doing that. When dispatchers are on the air checking for us, they are checking to make sure we go home at night. Your company talks a lot about saving lives, and I know you as engineers, go, ‘Well, it doesn't really feel like I'm a part of that because I'm doing computer things.' You are a part of that with our agency. You need to understand that we see you that way. ...You stayed in the fight with us. That is why we call ourselves a family. That is the trust and faith that we have in each other.”

There are lots of companies with smart people that can build good technology. But the passion and dedication of the team I am so blessed to work with is so much harder to replicate.

Through the past two years, through the pandemic and social unrest and now new geopolitical challenges, I am fortunate to work with awesome people who get out of bed regardless of what's happening in the world. Our people just get after our mission. They want the world to be safer, fairer, and more just.

As you read this—wherever you are in the world—please take heart. We don't get to choose the times that we live in. But we can choose our principles and how we respond.

We stand for transparency, truth, and protecting life.

Because you’ve invested in Axon, I know you do, too. Thank you for being a part of our mission.

-Rick

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

AXON ENTERPRISE, INC.

17800 North 85th Street

Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 20, 2022

To Our Shareholders:

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Axon Enterprise, Inc. (the “Company” or “Axon”) will be held at 10:00 a.m. (local time) on Friday, May 20, 2022. This year’s Annual Meeting will be a completely virtual meeting of shareholders. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast by visiting www.virtualshareholdermeeting.com/AXON2022. You will need to have your 16-digit control number included on your Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.	Approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors;
2.	Electing the three Class A directors of the Company named in this proxy statement;
3.	Advisory vote to approve the compensation of the Company’s named executive officers;
4.	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2022;
5.	To approve the Axon Enterprise, Inc. 2022 Stock Incentive Plan; and
6.	Transacting such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Only shareholders of record of the Company’s common stock at the close of business on March 22, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only shareholders with a valid 16-digit control number will be able to attend the Annual Meeting and vote, ask questions, and access the list of shareholders as of the close of business on the Record Date for the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting virtually, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Annual Meeting and Voting” and the instructions on your proxy card or the voting instruction card you receive from your broker, bank or other intermediary. Please note that if you hold shares in different accounts, it is important that you vote the shares represented by each account.

If you have any questions concerning the proposals or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Axon, please contact Axon’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Shareholders Call Toll Free: (888) 750-5834

International Callers: +1 (412) 232-3651

Banks and Brokers Call: (212) 750-5833

By Order of the Board of Directors,

/s/ ISAIAH FIELDS
Isaiah Fields
Corporate Secretary

Scottsdale, Arizona

[●]

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE VOTE ON THE INTERNET, BY TELEPHONE, OR MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY OR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

AXON ENTERPRISE, INC.

17800 North 85th Street

Scottsdale, Arizona 85255

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

Our Board of Directors (the “Board” or “Board of Directors”) has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at the Annual Meeting, which will take place virtually at 10:00 a.m. local time on Friday, May 20, 2022. You will be able to attend the Annual Meeting, vote your shares electronically, access the list of shareholders as of the close of business on the Record Date, and submit your questions during the live webcast by visiting www.virtualshareholdermeeting.com/AXON2022. You will need to have your 16-digit control number included on your Notice, on your proxy card, or in the instructions that accompanied your proxy materials. We recommend logging into the meeting prior to the start time. This proxy statement describes matters on which you, as a shareholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision. This proxy statement is first being made available or sent to shareholders on or about [●].

What is included in these materials?

These materials include:

· This proxy statement for the Annual Meeting; and

· The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”).

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to shareholders by providing access to these documents over the Internet. Accordingly, on [●] we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. Shareholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed or electronic set of the proxy materials by following the directions found in the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the Annual Meeting.

Axon Enterprise, Inc. | 2022 Proxy Statement | 1

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed or electronic copy of the proxy materials; and (4) instruct us to send our future proxy materials to you electronically via email. Copies of the proxy materials are also available for viewing at the investor relations page of the Company’s website at http://investor.axon.com.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend I vote?

Shareholders will vote on the following items at the Annual Meeting:

Proposal	Description	Board Recommendation
No. 1	Amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors	FOR
No. 2

The election of the three Class A directors of the Company named in this proxy statement for a term of one year and until their successors are elected and qualified, if Proposal No. 1 (to declassify the Board of Directors) is approved by shareholders, or three years and until their successors are elected and qualified, if Proposal No. 1 is not approved by shareholders.

FOR (all nominees)
No. 3	Advisory vote to approve the compensation of the Company’s named executive officers	FOR
No. 4	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2022	FOR
No. 5	To approve the Axon Enterprise, Inc. 2022 Stock Incentive Plan	FOR

Shareholders will also vote on the transaction of any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. To the maximum extent allowed by the SEC’s proxy rules, the proxy holders will vote your shares on such other matters as they determine in their discretion.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona 85255. The Company’s main telephone number is (480) 991-0797.

Who may vote at the Annual Meeting?

As of March 22, 2022 (the “Record Date”), there were 70,995,368 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting. The holders of a majority of the voting power of all shares entitled to vote, present in person (virtually) or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors. Only shareholders as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the shareholder of record with respect to those shares, and the Notice or printed materials were sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a printed proxy card.

Axon Enterprise, Inc. | 2022 Proxy Statement | 2

Beneficial Owner of Shares Held in Street Name

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or the printed proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a printed vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are multiple ways to vote:

:Via the Internet. If you received a Notice, you may vote via the Internet:

Before the Meeting: visit http://www.proxyvote.com and enter the control number found in the Notice.

During the Meeting: visit http://www.annualshareholdermeeting.com/AXON2022 and enter the control number found in the Notice.

(	By telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.
,	By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

Your bank or broker will send you instructions on how to vote. There are multiple ways to vote:

:Via the Internet. If you received a Notice, you may vote via the Internet:

Before the Meeting: visit http://www.proxyvote.com and enter the control number found in the Notice.

During the Meeting: visit http://www.annualshareholdermeeting.com/AXON2022 and enter the control number found in the Notice.

(	By telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the vote instruction form.
,	By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the vote instruction form and returning it in the envelope provided.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name, you should contact your broker to obtain your 16-digit control number or otherwise vote through your broker. Only shareholders with a valid 16-digit control number, will be able to attend the Annual Meeting and vote, ask questions and access the list of shareholders as of the close of business on the Record Date for the Annual Meeting.

Axon Enterprise, Inc. | 2022 Proxy Statement | 3

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

Under Delaware law and the Company’s bylaws, the holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, at a meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present to determine whether a quorum has been established. Once a share of the Company’s common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments or postponements. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholder of Record If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

Proposal No. 4 (ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2022) is considered “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

Proposals No. 1, No. 2, No. 3, and No. 5 (approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, election of three directors, advisory vote to approve the compensation of the Company’s named executive officers, and the approval of the Axon Enterprise, Inc. 2022 Stock Incentive Plan) are considered “non-routine.” A broker or other nominee cannot vote without specific instructions from the beneficial owner on non-routine matters, and therefore we anticipate there will be broker non-votes in connection with Proposals No. 1, No. 2, No. 3 and No. 5.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote during the Annual Meeting by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting virtually and voting during the meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again during the virtual meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 17800 North 85th Street, Scottsdale, Arizona 85255 a written notice of revocation prior to the Annual Meeting.

Axon Enterprise, Inc. | 2022 Proxy Statement | 4

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation.

What is the voting requirement to approve each of the proposals?

Amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors

Proposal No. 1 requires the affirmative vote of a majority of the shares issued and outstanding as of the record date to approve this amendment to the Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

Election of Directors

For Proposal No. 2, under our bylaws, assuming the existence of a quorum at the Annual Meeting, each director will be elected by the affirmative vote of a majority of the votes properly cast for and against such nominee’s election. Abstentions will be counted toward a quorum, but will not affect the outcome of the vote on the election of directors. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present.

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”)

For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting,  the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for ratification. Broker non-votes and abstentions will have no impact on the outcome of this proposal if a quorum is present.

Ratification of Independent Registered Public Accounting Firm

For Proposal No. 4, assuming the existence of a quorum at the Annual Meeting,  the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for ratification. Broker non-votes and abstentions will have no impact on the outcome of this proposal if a quorum is present.

Approval of the Axon Enterprise, Inc. 2022 Stock Incentive Plan

For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Broker non-votes and abstentions will have no impact on the outcome of this proposal if a quorum is present.

Who will serve as the inspector of election?

A member of the Company’s internal legal department will serve as the inspector of election.

Where can I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspector of election and, within four business days after the Annual Meeting, the Company expects to report the final results on Form 8-K with the SEC.

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Who is paying for the cost of this proxy solicitation?

The Company will bear the cost of solicitation of proxies for the Annual Meeting. We are soliciting your proxy on behalf of our Board. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, electronically, including e-mail, or otherwise, by our officers, directors and other employees. They will not receive any additional compensation for these activities. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for an estimated fee of up to $50,000, plus reimbursement of reasonable expenses, and we have agreed to indemnify Innisfree M&A Incorporated against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Who can help answer my other questions?

If after reading this proxy statement you have more questions about the Annual Meeting or the proposals, you should contact Innisfree M&A incorporated, our proxy solicitor, at:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Shareholders Call Toll Free: (888) 750-5834

International Callers: +1 (412) 232-3651

Banks and Brokers Call: (212) 750-5833

Axon Enterprise, Inc. | 2022 Proxy Statement | 6

GOVERNANCE

THE BOARD OF DIRECTORS

Director Nominations

The Nominating and Corporate Governance Committee (the “NCG Committee”) is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders, or, in some cases, by a third-party firm engaged by the NCG Committee.

Shareholders who wish the NCG Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing by mail to the NCG Committee, c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the NCG Committee as other suggested nominees.

In January 2022, the Board approved an amendment to our bylaws to move from a plurality voting standard to a majority voting standard in uncontested elections. Under the new standard, an uncontested director must receive a majority of the votes properly cast for and against such nominee, and if they do not, they must tender their resignation for Board consideration. For contested elections where the number of director nominees exceeds the number of Board seats open for election, each person nominated to be elected as a director shall be elected by a plurality of the votes properly cast.

If an incumbent director receives less than a majority of the votes cast with respect to such director’s election in an uncontested election, such director shall promptly tender his or her resignation to the NCG Committee.  No later than 90 days following the receipt of any such tendered resignation, (A) the Board shall, taking into account any recommendation by the NCG Committee, take formal action with respect thereto (which action may include accepting or rejecting such tendered resignation, or taking other action considered appropriate) and (B) the Company shall publicly disclose the Board’s decision and, in the event that the Board of Directors does not accept such tendered resignation, the rationale for such decision. The director who tenders his or her resignation shall not participate in the recommendation of the NCG Committee or the decision of the Board with respect to his or her resignation. The NCG Committee, in making any recommendation, and the Board, in making any decision, may consider any factors or other information they consider appropriate or relevant. If the Board accepts a tendered resignation, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareholders, the NCG Committee considers the potential nominee’s demonstrated character, judgment, relevant business, functional and industry experience, and whether they possess a high degree of business, technological, medical, military, political or law enforcement acumen, independence, and other such factors the NCG Committee determines are pertinent in light of the current needs of the Board. The NCG Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Board of Directors. While the NCG Committee does not have a formal diversity policy, it strives to achieve a well-rounded balance of varying skill sets and backgrounds in the composition of the Board.

While recognizing that any group of people is more than the sum of its parts, that biography does not always define identity and that attempting to quantify diversity is an imperfect exercise in a world of unique individuals, we also acknowledge and celebrate that our board intentionally reflects a wide range of human experiences and identities.

On our Board, three identify as women and six identify as men, one identifies as Iranian-American, one identifies as Black, three identify as White or Caucasian, one identifies as a member of the LGBTQ+ community, one is a combat decorated and disabled U.S. Army Special Forces Veteran and a decorated police officer, five were born in the United States, one was born in Iran, two have relied on government-provided public assistance over the course of their lifetime and at least four religions and faith practices are represented by our board.

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The NCG Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Company has not historically paid third parties to identify or assist in identifying or evaluating potential nominees but reserves the right to do so.

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that it believes are important to be represented on the Board as a whole in order to advise and contribute to the execution of the Company’s strategic objectives. Each Board member was selected in accordance with the process for the selection and nomination of directors described above. Accordingly, the Board believes that each of the Company’s Board members brings a myriad of attributes that combined benefit the Company and its shareholders. The following table summarizes, as of March 25, 2022, certain key characteristics of the Company’s business and the associated attributes that have been identified as important to be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills & Experience
The Company’s business is multifaceted and involves complex financial transactions.	• High level of financial literacy • Relevant CEO, CFO, or treasury experience • Certified Public Accountant, Certified Financial Analyst

The Company’s business requires compliance with a variety of regulatory requirements across a number of countries and relationships with various governmental entities and non-governmental organizations.

• Governmental, legal or political experience
The Company’s TASER product lines utilize Neuro-Muscular Incapacitation from electrical currents as the method to disable a resisting suspect, which inherently involves medical and scientific testing.	• Medical and/or scientific experience
The Company’s primary markets are law enforcement, military and corrections agencies.	• Law enforcement experience • Military experience

The Company’s business includes the innovative fields of cloud computing, software as a service, wearable technology, and other emerging technologies such as artificial intelligence, all of which involve different points of view and perspectives from its traditional TASER background.

• Emerging technologies experience • Complex hardware and software integration experience • Cybersecurity experience
The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight • Management expertise

Director Nominees in 2022

Adriane Brown

Director since 2020

Class A

Age: 63

Board Committees: Compensation Committee, NCG Committee, Merger and Acquisition and Capital Structures Committee

Other Public Company Boards: American Airlines Group Inc., eBay Inc., KKR & Co Inc.

Ms. Brown is a Managing Partner at Flying Fish Partners, a technology focused venture capital firm, beginning in 2021, and joined as a Venture Partner in 2018. Prior to that, Ms. Brown served as President and Chief Operating Officer for Intellectual Ventures (“IV”), an invention and investment company that commercializes inventions, from January 2010

Axon Enterprise, Inc. | 2022 Proxy Statement | 8

through July 2017, and served as a Senior Advisor until December 2018. Before joining IV, Ms. Brown served as President and Chief Executive Officer of Honeywell Transportation Systems. Over the course of 10 years at Honeywell, she held leadership positions serving the aerospace and automotive markets globally. Prior to Honeywell, Ms. Brown spent 19 years at Corning, Inc., ultimately serving as Vice President and General Manager, Environmental Products Division, having started her career there as a shift supervisor. Ms. Brown also serves on the boards of directors of eBay Inc., American Airlines Group Inc., KKR & Co Inc., and Washington Research Foundation. Ms. Brown also serves on the board of directors of the International Women’s Forum. Previously, she served on the boards of Allergan Plc and Raytheon Company until 2020, and Harman International Industries until  2017.  Ms. Brown holds an Honorary Doctorate of Humane Letters and a bachelor’s degree in environmental health from Old Dominion University, and is a winner of its Distinguished Alumni Award. She also holds a master’s degree in management from the Massachusetts Institute of Technology where she was a Sloan Fellow.

Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy	President and Chief Operating Officer for IV from January 2010 to July 2017, and President and Chief Executive Officer of Honeywell Transportation Systems from January 2005 to June 2009.
Risk Oversight & Management

Board Experience for Allergan plc, American Airlines Group Inc., eBay Inc., KKR & Co Inc., Harman, and Raytheon Company gives extensive experience relating to public company corporate governance matters.

Technology Expertise

Ms. Brown is a Managing Partner and member of the Investment Committee at Flying Fish Partners. The fund invests in and supports start-ups utilizing artificial intelligence and machine learning to transform processes in a variety of market verticals. Over the course of her career, Ms. Brown has engaged in business and technology transformations across a number of businesses and markets.

Michael Garnreiter, Chairman

Director since 2006

Class A

Age: 70

Board Committees: Audit Committee (Chair), Compensation Committee, NCG Committee

Other Public Company Boards: Knight-Swift Transportation Holdings, Amtech Systems

Mr. Garnreiter most recently served as Vice President of Finance and Treasurer of Shamrock Foods, a privately-held manufacturer and distributor of foods and food-related products. He retired from this position in December 2015. From January 2010 until August 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics, a Phoenix-based litigation and financial consulting firm. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter previously served with the international accounting firm, Arthur Andersen, from 1974 through March 2002 with increasing levels of responsibility, culminating as a partner. Mr. Garnreiter holds a B.S. degree in accounting from California State University at Long Beach and is a Certified Public Accountant.

Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy	Certified Public Accountant and former partner at Arthur Andersen. Served on the audit committee for each board he has served in the past.
Risk Oversight & Management	Board Experience for Knight-Swift Transportation Holdings, Amtech Systems, and Fenix Financial Forensics gives extensive experience relating to public company corporate governance matters.

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Hadi Partovi

Director since 2010

Class A

Age: 49

Board Committees: Compensation Committee (Chair), NCG Committee, Merger and Acquisition and Capital Structures Committee

Other Public Company Boards: None

Mr. Partovi is the CEO and co-founder of the non-profit education organization Code.org, and serves as a Director on the board of Convoy. Mr. Partovi is a past or present strategic advisor or early investor at numerous technology companies, including Facebook, Dropbox, Uber, airbnb, SpaceX, and Zappos. From 2009 through 2010, Mr. Partovi was Senior Vice President of Technology for MySpace (via acquisition) and from 2006 through 2009 he was President and Co-Founder of ILIKE, Inc. which was acquired by MySpace in 2009. From 2002 through 2005, Mr. Partovi was General Manager, Microsoft MSN Entertainment and MSN.com and from 1999 through 2001, he was Co-Founder and VP of Product and Professional Services for TELLME Networks, Inc. From 1994 through 1999, he was Program Manager for Microsoft Internet Explorer. Mr. Partovi holds B.A. and M.S. degrees in Computer Science, summa cum laude, from Harvard University.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise	Experience as an investor in technology companies provides Mr. Partovi with invaluable insight into software and Internet-related business development initiatives.
Risk Oversight & Management	Experience as an advisor to multiple start-up companies provides Mr. Partovi experience in the unique challenges facing companies pursuing new technology.

Incumbent Directors in 2022

Vice Admiral (Retired) Richard H. Carmona M.D., M.P.H., F.A.C.S.

Director since 2007

Class C

Age: 72

Board Committees: NCG Committee (Chair), Scientific and Medical Committee

Other Public Company Boards: The Clorox Company, The Herbalife Company, McKesson Corporation

Dr. Carmona was sworn in as the 17th Surgeon General of the United States on August 5, 2002 and served the statutory four year term. Prior to being named United States Surgeon General, Dr. Carmona was the chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health and family and community medicine at the University of Arizona, and the Pima County Sheriff’s Department surgeon and deputy sheriff. He is currently employed as Chief of Health Innovation of Canyon Ranch Health in Tucson, Arizona and has held that position since October 1, 2006. Dr. Carmona attended Bronx Community College of the City University of New York where he earned his associate of arts degree. Dr. Carmona holds a B.S. degree and medical degree from the University of California, San Francisco. He has also earned a Master’s Degree in Public Health from the University of Arizona.

Dr. Carmona will retire from the Company’s Board of Directors on May 20, 2022.

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Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy

As Chief of Heath Innovation at Canyon Ranch, CEO of Canyon Ranch Health, and as a member of other public company boards, Dr. Carmona is able to contribute to the oversight of the Company’s financial matters.

Risk Oversight & Management	Service on the Clorox Company and the Herbalife Company boards of directors provides valuable insight into public company corporate governance matters.
Relevant Political Background	Service as the former Surgeon General of the U.S. provides a unique insight into political matters.
Medical and Scientific Expertise	Service as the Surgeon General of the U.S. as well as an extensive career in emergency medical services, provides Dr. Carmona with a deep understanding of health, safety and medicine.
Law Enforcement/Military Experience	Dr. Carmona is a combat decorated and disabled U.S. Army Special Forces Veteran and a highly decorated police officer, giving him unusual insight into our diverse customer base.

Julie A. Cullivan

Director since 2017

Class C

Age: 56

Board Committees: Audit Committee, Enterprise Risk and Information Security Committee (Chair)

Other Public Company Boards: None.

Most recently, Ms. Cullivan was the Chief Technology and People Officer at Forescout Technologies, Inc., reporting to the CEO, where she was responsible for leading the company’s business model transformation, information technology strategy, security risk and compliance program, customer production operations, and human resources. She joined in July 2017 and helped Forescout scale from a private company with $160 million in revenue, through its successful initial public offering, to a publicly traded company with revenues of $330 million and a $1.5 billion valuation. In addition to focusing on scale, Ms. Cullivan led Forescout’s operational transformation from an appliance and license software business to a cloud subscription business. Forescout was acquired by Advent International, a private equity firm, in 2020 and Ms. Cullivan left in January 2021. Prior to Forescout, Ms. Cullivan held executive roles at FireEye Inc., Autodesk, Inc., McAfee Corp, EMC Corporation, and Oracle Corporation.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise

Ms. Cullivan is a recognized leader in the cyber security field and a sought-after speaker on topics including women in security, security as a boardroom imperative, innovation and building high impact teams.

Risk Oversight & Management

Experience as SVP, Business Operations, Chief People Officer and Chief Information Officer where Ms. Cullivan led cross functional initiatives and information security strategy in a high-growth environment.

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Caitlin Kalinowski

Director since 2019

Class C

Age: 41

Board Committees: Audit Committee, Enterprise Risk and Information Security Committee, Merger and Acquisition and Capital Structures Committee

Other Public Company Boards: None

Caitlin Kalinowski leads VR hardware for Facebook’s AR/VR division. Her team is responsible for the product design, electrical and mechanical engineering of the Oculus Quest 1 and 2, Oculus Go, Oculus Rift S and Touch controllers. Before working at Facebook, Ms. Kalinowski was a technical lead at Apple on the Mac Pro and MacBook Air products, and was part of the original unibody MacBook Pro team. Ms. Kalinowski is also on the strategic board of Lesbians Who Tech & Allies, the largest LGBTQ technical organization in the world. Ms. Kalinowski holds a B.S. in Mechanical Engineering from Stanford University.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise

Ms. Kalinowski has extensive experience in established technology organizations such as Facebook and Apple. Ms. Kalinowski led technical teams at Apple and currently heads Oculus VR at Facebook. She has tremendous insight into product design and engineering for technology focused initiatives.

Mark Kroll, Ph.D.

Director since 2003

Class B

Age: 69

Board Committees: Enterprise Risk and Information Security Committee, NCG Committee, Scientific and Medical Committee (Chair)

Other Public Company Boards: Haemonetics Corporation

Dr. Kroll retired in July 2005 from St. Jude Medical, Inc., where he held various executive level positions since 1995, most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree from the Electrical Engineering department of the University of Minnesota and an M.B.A. degree from the University of St. Thomas. Dr. Kroll is also the named inventor of over 350 issued U.S. patents and is a Fellow of: American College of Cardiology, Heart Rhythm Society, Institute of Electronics and Electrical Engineering ("IEEE"), and the American Institute for Medicine and Biology in Engineering ("AIMBE").

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise

Advanced mathematical and scientific education and technology and scientific accomplishments as recognized by “Fellow” designations from IEEE and AIMBE provide a strong scientific background that is beneficial to the Company.

Medical and Scientific Expertise	Scientific accomplishments as recognized by “Fellow” designations from the American College of Cardiology and the Heart Rhythm Society provide invaluable skills and experience to the TASER business.
Risk Oversight & Management	Service on Haemonetics Corporation’s board of directors as well as leadership positions at St. Jude’s Medical, Inc. provides beneficial experience in management and oversight.

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Matthew R. McBrady, Ph.D

Director since 2016

Class B

Age: 51

Board Committees: Enterprise Risk and Information Security Committee, Merger and Acquisition and Capital Structures Committee (Chair)

Other Public Company Boards: None

From August 1998 through January 2000, Dr. McBrady served as an international economist with President Clinton’s Council of Economic Advisers and the U.S. Treasury Department. Dr. McBrady subsequently served as a professor of finance at the Wharton School of Business at the University of Pennsylvania (from September 2002 through May 2003) and at the Darden Graduate School of Business Administration at the University of Virginia (from May 2003 through December 2006). Dr. McBrady then worked as an investment professional within the North American Private Equity group at Bain Capital, LLC (from January 2007 through January 2009). Dr. McBrady then joined Silver Creek Capital Management, LLC as Managing Director and Head of Investment Strategy and Risk Management (from January 2009 through January 2014) prior to joining BlackRock, Inc. where he served as Managing Director and Chief Investment Officer of Multi-Strategy Hedge Funds from January 2014 through September 2016. Dr. McBrady served as the Managing Director of Investments at the Cystic Fibrosis Foundation from September 2017 to January 2019 and as a Senior Advisor and co-CIO of Callaway Capital from January 2017 to December 2019, before returning to the Darden Graduate School of Business Administration as a Professor of Practice in August 2020. In March 2022, Dr. McBrady became the interim CFO of WorkWise, LLC.

Dr. McBrady holds a B.A. degree in Economics from Harvard University, a M.S. degree in International Economics from Oxford University (U.K.), and a Masters and Ph.D. degree in Business Economics from Harvard University. Dr. McBrady previously served as a director for the Company from January 2001 through June 2014.

Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy

Service as a member of President Clinton’s Council of Economic Advisory and teaching positions at the Harvard Business School, the Wharton School of Business and the Darden Graduate School of Business Administration providing Dr. McBrady valuable financial knowledge and context. Service as Chief Investment Officer for BlackRock and investment strategy and management positions for other investment management firms.

Relevant Political Background	Service as a member of President Clinton’s Council of Economic Advisors giving him deep insight into government processes.

Patrick W. Smith, Chief Executive Officer

Director since 1993

Class B

Age: 51

Other Public Company Boards: None

Mr. Smith has served as Chief Executive Officer (“CEO”) and as a director of the Company since 1993. He is also co-founder of the Company. After graduating from Harvard, cum laude, in just three years (class of 1991), Mr. Smith entered directly into the Master of Business Administration program at the University of Chicago. In two years, he completed both a master’s degree in international finance from the University of Leuven in Leuven, Belgium and an M.B.A. degree with honors at the University of Chicago, graduating in the top 5% of his class. After completing graduate school in the summer of 1993, he co-founded Axon Enterprise, Inc. (F.K.A. TASER International, Inc.) in September 1993 with his brother, Thomas P. Smith.

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Among other qualifications, Mr. Smith is the founder and visionary of the Company and brings to the Board extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service, and support as well as technology innovation as he currently holds 40 U.S. patents.

BOARD AND COMMITTEE GOVERNANCE

Role of the Board of Directors

The principal duties of the Board of Directors are to oversee management and evaluate strategy. The fundamental responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interest of the Company and its shareholders. Our governance structure is designed to foster disciplined actions, effective decision-making, and appropriate oversight of both compliance and performance.

Axon’s key governance documents, including our Corporate Governance Guidelines, are available at http://investor.axon.com/governance/documents-and-charters.

Board Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. The current leadership structure is anchored by a non-management director as Chairman of the Board. The Board believes this structure provides a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

● Chairman of the Board: Michael Garnreiter

● Chief Executive Officer: Patrick W. Smith

The principal role of the Chairman of the Board is to manage and to provide leadership to the Board of Directors of the Company. The Chairman is accountable to the Board and acts as a direct liaison between the Board and the management of the Company, through the CEO. The Chairman acts as the communicator for Board decisions where appropriate. The separation of the role of the Chairman from that of the CEO is based on the Board’s view that the Chairman should be free from any interest and any business or other relationship that could interfere with the Chairman’s judgment, other than interests resulting from Company shareholdings and remuneration.

The Board conducts an annual evaluation of the performance of the Board and each of its standing committees, including peer assessments of each individual director.

Meetings of the Board of Directors

During the year ended December 31, 2021, the Board held four meetings. During 2021, each director attended at least 75% of all regular Board and applicable committee meetings.

Committees of the Board of Directors

The following table summarizes the current membership of our standing non-management Board committees, and identifies the chair of each committee and the number of committee meetings held in fiscal 2021:

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				Merger and		Enterprise
				Acquisition	Scientific	Risk and
				and Capital	and	Information
	Audit	Compensation	NCG	Structures	Medical	Security
	Committee	Committee	Committee	Committee	Committee	Committee
# Meetings	5	4	3	4	2	4
Director
Adriane Brown		X	X	X
Richard H. Carmona			*		X
Julie A. Cullivan	X					*
Michael Garnreiter	*	X	X
Caitlin Kalinowski	X			X		X
Mark Kroll			X		*	X
Matthew R. McBrady				*		X
Hadi Partovi		*	X	X

X = Member

* = Chair

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exercises sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of its engagement; reviews the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; reviews with the independent registered public accounting firm, upon the completion of its audit, the results of the auditing engagement and any other findings or recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and reviews with the independent registered public accounting firm, upon the completion of its quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with such quarterly reviews. The Report of the Audit Committee for the year ended December 31, 2021 is included in this proxy statement.

The Compensation Committee determines salaries, stock and bonus awards and considers employment agreements for appointed officers of the Company; considers and reviews grants of options and other equity awards under the Company’s compensations plans and administers such plans; and considers matters of director compensation, benefits and other forms of remuneration. The Compensation Committee Report for the year ended December 31, 2021 is included in this proxy statement. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee.

The NCG Committee is charged with identifying qualified candidates for nomination for election to the Board and nominating such candidates for election; and reviewing and making recommendation to the Board concerning the composition and size of the Board and its committees. The Committee also monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance, and developing and updating our Corporate Governance Guidelines.

The Merger and Acquisition and Capital Structures Committee serves to focus on issues related to any proposed merger, acquisition, or other strategic investment activity or plans identified by the Company’s management.

The Enterprise Risk and Information Security Committee is responsible for the identification, monitoring, and mitigation of operational, strategic, and external environment risks inherent in the business of the Company. The Committee is also responsible for the design, implementation, and management of an effective information security system, including reviewing and overseeing the Company’s policies, procedures and plans relating to cybersecurity and data protection risks associated with the Company’s products, services, information technology infrastructure and related operations.

The Audit Committee, Compensation Committee and NCG Committee have each adopted charters that govern their respective authority, responsibilities and operation. The charters of these committees are available on our website at http://investor.axon.com/governance/documents-and-charters.

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Audit Committee Financial Experts

The Board of Directors determined that Mr. Garnreiter, an independent director of the Company, is an audit committee financial expert within the meaning of that term under applicable rules promulgated by the SEC. Information about the past business and educational experience of Mr. Garnreiter is included in this proxy statement under the heading “Governance--The Board of Directors.” The Board has determined that each current member of the Audit Committee is financially literate and that Mr. Garnreiter satisfies the financial sophistication requirements under the current listing standards of NASDAQ.

Director Independence

As of the date of this proxy statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current Board is independent as that term is defined by NASDAQ listing standards and that all of the members of our Board committees also meet any additional specific independence standards applicable to any committee on which such director serves, including the more stringent audit committee and compensation committee independence committee criteria. For 2021, the Company determined that all Board members, other than Patrick W. Smith, were independent under applicable NASDAQ and SEC rules. Each of our directors other than Mr. Smith is also a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and related Treasury Regulations.

Patrick W. Smith is not independent. On March 25, 2022, Mr. McBrady transitioned to non-independent director status and transitioned off of the Audit and Compensation Committees.

In making its independence determinations, the Board considered that Mark Kroll, Ph.D., provides consulting services for the Company. The expenses related to these services, excluding travel reimbursements, were approximately $0.1 million for the year ended December 31, 2021. At December 31, 2021, the Company had accrued liabilities of $19,000 relating to these services. The Board determined that these consulting services did not impair Mr. Kroll’s independence because the amount of the fees are not material to Dr. Kroll or the Company and they represent a significant reduction from his standard fees.

Board of Directors’ Role in Risk Oversight

The Company’s risk management process is intended to ensure that risks are taken knowingly and purposefully. As such, the Company’s executive management keeps the Board apprised by presenting results of the process to identify, assess, prioritize and address strategic, financial, operating, business, compliance, litigation, regulatory, safety, reputational, cybersecurity and other risks to the Company. Executive management meets with the Board on a quarterly basis to address high priority risks and on an as-needed basis to evaluate and monitor emerging risks.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) which is applicable to all employees, directors and consultants of the Company. The Company has also adopted a Code of Ethics for Senior Financial Officers which is applicable to the CEO, Chief Financial Officer, Corporate Controller, Director of SEC Reporting and others performing similar functions. A copy of the Company’s Code of Ethics and Senior Financial Officer Code of Ethics are published and available on the investors portion of Company’s website at http://investor.axon.com/governance/ documents-and-charters. The Company intends to disclose any future amendments or waivers to the Code of Ethics on the Company’s website within four business days following the date of such amendment or waiver, unless required by NASDAQ rules to disclose such event on Form 8-K.

Director Attendance at Annual Meetings of Shareholders

Directors are encouraged by the Company to attend each annual meeting of shareholders if their schedules permit. All of our directors attended the 2021 Annual Meeting of Shareholders.

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Shareholder Communications with Directors

Shareholders may communicate with members of the Board by mail addressed to the Chairman, or any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255. In general, any shareholder communication about bona fide issues concerning the Company delivered to the Secretary for forwarding to the Board or specified members will be forwarded in accordance with the shareholder’s instructions.

DIRECTOR COMPENSATION

Members of the Board who are employees of the Company are not separately compensated for serving on the Board. Board compensation is reviewed periodically by the Company’s Compensation Committee. In November 2020, the Compensation Committee approved updated Board compensation levels. Non-employee directors of the Company are paid $10,000 per quarter and are eligible to receive annual grants of restricted stock units (“RSUs”) of the Company’s stock with a grant date fair value equal to approximately $200,000 vesting in equal annual installments over three years. New Board members are eligible to receive an initial grant of RSUs with a grant date fair value equal to approximately $200,000 in their first year of service vesting in equal annual installments over three years. The Chairman of the Board receives an additional (i) $5,000 in cash per quarter and (ii) an annual grant of RSUs with a grant date fair value equal to $20,000 vesting over one year. Board members that provide any special Board advisory consultations in their official capacity as a Board member (other than Board and committee meetings) are paid compensation at the rate of $2,500 per day or $1,250 per half day, with no pay for travel days. All directors are reimbursed for reasonable expenses incurred in connection with their attendance at meetings.

In addition, board members serving on committees in either the chair or member capacity receive fees as summarized in the following table:

	Quarterly Chair	Quarterly Member
Committee	Fee	Fee
Audit	$5,000	$2,500
Compensation	2,500	1,500
NCG	2,250	1,250
Merger and Acquisition	2,500	1,500
Scientific and Medical	6,000	2,500
Enterprise Risk and Information Security	2,500	1,500

The annual RSU awards are typically granted on the date of the Company’s annual shareholder’s meeting. Directors have the option of deferring all or a portion of their cash compensation into a non-qualified deferred compensation plan.

In 2021, the Compensation Committee retained compensation consulting firm Compensia, which provided research, data analyses, benchmarking and design expertise in adjusting compensation for its directors. Compensia provided director compensation data based on its proprietary database for public technology companies with annual sales between $435 million and $1.7 billion, with market capitalization of $2.4 billion to $37.6 billion. The Committee’s compensation philosophy is to generally set director compensation at approximately the 50% benchmark to peers, adjusted every three years. As a result of the 2021 review, the Compensation Committee adjusted certain committee compensation for 2022. Additionally, in light of Proposal No. 1 to declassify the Board of directors and move to annual elections, and consistent with the practice of many peer companies benchmarked by Compensia in the 2021 compensation study, annual RSU awards for non-employee directors granted in 2022 will vest 1 year from the grant date.

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The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2021.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation
Name	($)	($) (1) (3)	($) (2)	Total ($)
Adriane Brown	$57,000	$200,014	$—	$257,014
Richard H. Carmona	59,000	200,014	—	259,014
Julie A. Cullivan (4)	60,000	200,014	—	260,014
Michael Garnreiter	91,000	220,099	—	311,099
Caitlin E. Kalinowski	62,000	200,014	—	262,014
Mark W. Kroll (4)	75,000	200,014	114,000	389,014
Matthew R. McBrady	72,000	200,014	—	272,014
Hadi Partovi	61,000	200,014	—	261,014

(1)

Amounts in this column represent the aggregate grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC Topic 718). The fair value of each RSU is the closing price of our common stock on the date of grant. Each non-employee director received an award of 1,434 RSUs on May 27, 2021. The awards vest in three equal installments on May 27, 2022, 2023 and 2024. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculations of the grant date fair value for stock awards are included in Note 1 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2021.

The following table shows the aggregate number of outstanding RSUs outstanding for each director as of December 31, 2021.

As of December 31, 2021
Aggregate
Restricted Stock
Name	Units Outstanding
Adriane Brown	2,623
Richard H. Carmona	3,638
Julie A. Cullivan	3,638
Michael Garnreiter	3,782
Caitlin E. Kalinowski	3,714
Mark W. Kroll	3,638
Matthew R. McBrady	3,638
Hadi Partovi	3,638

(2)	Other compensation for Dr. Kroll represents fees for consulting services provided.
(3)	Pursuant to his service as Chairman of the Board, on May 27, 2021, Mr. Garnreiter received a grant of 144 shares which vest one year from the award date.
(4)

Non-employee directors have the option of participating in the non-qualified deferred compensation plan through which participants may elect to postpone the receipt and taxation of a portion of their compensation. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The Company does not make discretionary payments to the plan. There were no above-market returns for participants in the plan. Dr. Kroll and Ms. Cullivan participate in the Company’s deferred compensation plan and elected to defer $75,000 and $60,000, respectively, of earned compensation into the plan during the year ended December 31, 2021.

Axon Enterprise, Inc. | 2022 Proxy Statement | 18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company reviews all relationships and transactions in which the Company and its directors, director nominees, executive officers or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest. Management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related party are disclosed in our proxy statement.

The Company has a written related party policy which is included within the Audit Committee Charter, wherein the Audit Committee reviews, approves, or ratifies related party transactions in accordance with NASDAQ rules. All proposed transactions in excess of $120,000 between the Company and its directors, officers, five-percent shareholders and their affiliates should be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are disclosed to the Audit Committee. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.

SHARE OWNERSHIP

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth information, as of March 22, 2022, with respect to beneficial ownership of the Company’s common stock by each current director or nominee for director, by each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K)(the “NEOs”), by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

		Shares
		Acquirable	Total
		Within 60	Beneficial	Percent of
Name of Beneficial Owner (1)	Shares Owned	Days (2)	Ownership	Class (3)
BlackRock, Inc. (4)	7,366,629	—	7,366,629	10.4%
The Vanguard Group (5)	5,966,578	—	5,966,578	8.4
Baillie Gifford & Co (6)	4,598,695	—	4,598,695	6.5

Patrick W. Smith	2,208,480	1,376,981	3,585,461	5.0
Hadi Partovi	362,173	—	362,173	*
Michael Garnreiter	27,446	—	27,466	*
Richard H. Carmona	15,524	—	15,524	*
Mark W. Kroll	11,119	—	11,119	*
Julie A. Cullivan	4,411	—	4,411	*
Caitlin Kalinowski	3,043	—	3,043	*
Matthew R. McBrady	1,699	—	1,699	*
Adriane Brown	1,094	—	1,094	*

Jawad A. Ahsan (7)	314,927	11,112	326,039	*
Luke S. Larson	256,920	—	256,920	*
Joshua M. Isner	205,079	—	205,079	*
Jeffrey C. Kunins	178,328	—	178,328	*

All directors and executive officers as a group (13 persons)	3,590,243	1,388,093	4,978,356	6.9%

*	Less than 1%

Axon Enterprise, Inc. | 2022 Proxy Statement | 19

(1)	Except as noted in Notes 4, 5, 6, and 7 below, the address of each of the persons listed is c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.
(2)

Reflects the number of shares that could be purchased by exercise of options exercisable at March 22, 2022, or options or restricted stock units vesting within 60 days thereafter under the Company’s stock incentive plans.

(3)

Based on 70,995,368 shares outstanding as of March 22, 2022. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group has the right to acquire within 60 days of March 22, 2022, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)

Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G/A filed on January 27, 2022 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, New York 10055, and indicates it has sole voting power with respect to 6,997,869 shares of the Company’s common stock, shared voting power with respect to no shares of the Company’s common stock, sole dispositive power with respect to 7,366,629 shares of the Company’s common stock, and shared dispositive power with respect to no shares of the Company’s common stock.

(5)

Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G/A filed on February 9, 2022 by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates it has sole voting power with respect to no shares of the Company’s common stock, shared voting power with respect to 38,938 shares of the Company’s common stock, sole dispositive power with respect to 5,869,856 shares of the Company’s common stock, and shared dispositive power with respect to 96,722 shares of the Company’s common stock.

(6)

Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G/A filed on January 12, 2021 by Baillie Gifford & Co. In such filing, Baillie Gifford & Co lists its address as Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom, and indicates it or one or more of its investment advisor subsidiaries including Baillie Gifford Overseas Limited, it has sole voting power with respect to 3,719,840 shares of the Company’s common stock, shared voting power with respect to no shares of the Company’s common stock, sole dispositive power with respect to 4,598,695 shares of the Company’s common stock, and shared dispositive power with respect to no shares of the Company’s common stock.

(7)	Includes 56,679 vested shares pledged to a financial institution.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of Section 16(a) reports furnished to the Company and written representations from certain reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them in 2021.

Axon Enterprise, Inc. | 2022 Proxy Statement | 20

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

See “Governance--The Board of Directors” for biographical information for Patrick W. Smith, who is also our CEO.

Luke S. Larson

Title: President

Joined Axon in 2008

Age: 40

Mr. Larson serves as Axon’s President. Mr. Larson is responsible for day to day operations and execution for all aspects of the Company’s business. Mr. Larson joined Axon in June of 2008 and has served in a variety of executive and management roles including director of video products, product manager and product development manager. Prior to joining Axon, Mr. Larson served as a Marine Corps infantry officer. Mr. Larson graduated from University of Arizona with honors where he was an NROTC Scholarship recipient. He also received an MBA in International Business from Thunderbird School of Global Management.

Jawad A. Ahsan

Title: Chief Financial Officer

Joined Axon in 2017

Age: 42

Mr. Ahsan joined Axon in 2017 and is responsible for leading the company’s global finance, corporate strategy, legal and IT organizations, as well as Axon’s consumer-facing business. Prior to Axon, Mr. Ahsan was CFO for Market Track, private-equity backed SaaS company that he helped guide to an exit to Vista Equity. He spent 13 years in various roles at GE, most notably serving as CFO for GE Healthcare’s electronic health record and enterprise software solutions. Mr. Ahsan gained substantial international experience while at GE, working across more than 20 countries in several industries including healthcare, aviation, financial services, and film & entertainment. Mr. Ahsan is a graduate of GE’s Corporate Audit Staff and Financial Management leadership development programs. He earned his MBA from the MIT Sloan School of Management and a BA in Economics from the College of the Holy Cross.

Joshua M. Isner

Title: Chief Revenue Officer

Joined Axon in 2009

Age: 36

Mr. Isner came to Axon in 2009 as a member of our Leadership Development Program. After rotating through several departments in the Company, he eventually helmed our domestic video and cloud sales team, which he led to a record year in 2014. Mr. Isner now oversees our entire sales organization. Mr. Isner was previously the Director of Leadership Development, Northeast Regional Sales Executive, VP of Video and Cloud Sales, and EVP of Global Sales at Axon. Mr. Isner has a B.S. in Government & Political Science from Harvard University.

Jeffrey C. Kunins

Title: Chief Product Officer and Executive Vice President of Software

Joined Axon in 2019

Age: 47

Mr. Kunins joined the Company in September 2019. Most recently, he served as Vice President of Alexa Entertainment at Amazon from February 2018 until joining Axon. Mr. Kunins served as the Vice President of Kindle at Amazon from

Axon Enterprise, Inc. | 2022 Proxy Statement | 21

March 2014 to February 2018. Prior to Amazon, Mr. Kunins served as General Manager (GM) of Product and Design at Skype, GM of Windows Live Messenger at Microsoft, and VP of Product at TELLME Networks, Inc. Mr. Kunins has a B.S. in Information & Decision Systems from Carnegie Mellon University.

Each executive officer serves at the discretion of our Board of Directors and no officer is subject to an agreement that requires the officer to serve the Company for a specified number of years. We have entered into employment-related agreements with each of the executive officers listed above. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Compensation Discussion and Analysis--Employment Agreements and Other Arrangements.”

Axon Enterprise, Inc. | 2022 Proxy Statement | 22

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies and to explain and provide context for the material elements of the disclosure which follows in this proxy statement with respect to the compensation of our named executive officers (“NEOs”).

Fiscal 2021 Company Highlights and Compensation Overview

Our financial and business highlights for fiscal 2021 include the following:

•	Full year revenue of $863 million, up 27% compared to fiscal 2020.
•

Our investments for scale are expanding our total addressable market along three axes — introducing new products, selling into new customer market segments, and adding sales channels to new geographic regions. Our updated estimate points to a $52 billion total addressable market.

•

New product bookings more than doubled over 2020, led by software services such as Axon Records, Respond, AI-enabled transcription, AI-enabled automated license plate reading, and by demand for our Virtual Reality training powered by AI.

•	We acquired Occam Video Solutions, LLC, a provider of forensic video solutions software, in December 2021.
•	We attained the second through tenth operational goals under our CEO Performance Award and eXponential Stock Performance Plan, which are described below.

As described in more detail below and in the compensation tables that follow this Compensation Discussion and Analysis, our compensation structure applicable to our named executive officers did not change significantly during 2021.

Our Compensation Philosophy

The Compensation Committee (in this section, the “Committee”) is in place to address matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company.

Objectives of NEO compensation include:

● Attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success;

● Promote a performance-oriented environment that encourages Company and individual achievement;

● Reward NEOs for long-term strategic management and the enhancement of shareholder value;

● Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the achievement of specified corporate and personal performance goals; and

● Align long-term management interests with those of shareholders, including long-term at-risk pay.

Our Compensation Programs

CEO Performance Award

On May 24, 2018, Axon’s shareholders approved the Board of Directors’ grant of non-qualified stock options to purchase 6,365,856 shares of common stock to Patrick W. Smith (the "CEO Performance Award"). The CEO Performance Award consists of 12 vesting tranches with a vesting schedule based entirely on the attainment of both operational goals (performance conditions) and market capitalization goals (market conditions), assuming continued employment either as the CEO or as both Executive Chairman and Chief Product Officer and service through each vesting date. Each of the 12 vesting tranches of the CEO Performance Award have a 10-year contractual term and will vest upon certification by the Board of Directors that both (i) the market capitalization goal for such tranche, which begins at $2.5 billion for the first tranche and increases by increments of $1.0 billion thereafter, and (ii) any one of the following eight operational goals

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focused on revenue or eight operational goals focused on Adjusted EBITDA have been met for the previous four consecutive fiscal quarters. The CEO Performance Award specifies a post-exercise holding period of 2.5 years.

Revenue Goal (1) (in thousands)	Achievement Status	Adjusted EBITDA (in thousands)	Achievement Status
Goal #1, $710,058	Achieved	Goal #1 $125,000	Achieved
Goal #2, $860,058	Achieved	Goal #2, $155,000	Achieved
Goal #3, $1,010,058	Probable	Goal #3 $175,000	Achieved
Goal #4, $1,210,058	Probable	Goal #4, $190,000	Achieved
Goal #5, $1,410,058	Not Applicable	Goal #5 $200,000	Achieved
Goal #6, $1,610,058	Not Applicable	Goal #6, $210,000	Achieved
Goal #7, $1,810,058	Not Applicable	Goal #7, $220,000	Achieved
Goal #8, $2,010,058	Not Applicable	Goal #8 $230,000	Achieved

(1)	In connection with a business acquisition that was completed during 2018, the revenue goals were adjusted for the acquiree’s Target Revenue, as defined in the CEO Performance Award agreement.

The first ten market capitalization goals have been achieved as of December 31, 2021. As of December 31, 2021, 5.3 million stock options have been certified by the Compensation Committee and vested. The number of stock options that would vest related to the remaining two probable tranches is approximately 1.1 million shares.

The fair value of the options when the CEO Performance Award was approved by our Board and accepted by Mr. Smith in February 2018 was approximately $72.4 million. Due to a significant increase in the price of Axon’s common stock between February 2018 and May 2018, when our shareholders approved the CEO Performance Award, the grant date fair value for accounting purposes increased to $246.0 million.

Mr. Smith’s compensation for 2021, 2020, and 2019 consists of an annual base salary consistent with minimum wage requirements and the CEO Performance Award.

eXponential Stock Performance Plan

On February 12, 2019, our shareholders approved the 2019 Stock Incentive Plan (the "2019 Plan"), which was adopted by the Board of Directors to reserve a sufficient number of shares to facilitate our eXponential Stock Performance Plan (“XSPP”) and grants of eXponential Stock Units ("XSUs") under the plan. There were five main reasons why the Board recommended that shareholders approve the 2019 Plan. The XSPP and equity incentive awards under the 2019 Plan:

1.	Substitute short-term guaranteed share-based compensation and cash compensation for long-term, performance-vesting share-based compensation to deliver market competitive total pay,
2.	Align the entire Company around clearly defined market cap, revenue and Adjusted EBITDA performance goals through a broad-based plan that is offered to every employee,
3.	Strengthen Axon’s ability to retain and recruit top technical talent,
4.	Further align the interests of employees with those of the Company’s other shareholders, and
5.	Incorporated shareholder feedback and input on plan design.

Pursuant to the XSPP, all eligible full-time U.S. employees were granted an award of 60 XSUs in January 2019, and certain employees had the opportunity to elect to receive a percentage of the value of their target compensation over a nine year period from 2019 to 2027 in the form of additional XSUs. For employees who elected to receive XSUs, the XSU grants were made as an up front, lump sum grant in January 2019, and are intended to replace that portion of the target compensation they elected to receive in the form of XSUs for the next nine years. Accordingly, their annual go forward

Axon Enterprise, Inc. | 2022 Proxy Statement | 24

target compensation has been reduced until 2027 by the amount of such compensation that the employees elected to receive in the form of the January 2019 XSU grants.

Other than Mr. Smith, each of the NEOs received an XSU grant with a target value of $1,000,000 prior to a 3x risk multiplier and a 9x time multiplier. The number of shares granted was based on the closing stock price on the respective grant dates. Messrs. Ahsan, Isner, and Larson each received an XSU grant of 598,537 shares on January 2, 2019. Mr. Kunins received an XSU grant of 432,000 shares on September 23, 2019. There have been no performance share units (“PSUs”) granted to the named executive officers in 2019, 2020, or 2021, as XSUs are intended to generally replace shorter-term PSUs.

The XSUs are grants of restricted stock units, each with a term of approximately nine years, that vest in 12 equal tranches. Each of the 12 tranches will vest upon certification by the Compensation Committee of the Board of Directors that both (i) the market capitalization goal for such tranche, which begins at $2.5 billion for the first tranche and increases by increments of $1.0 billion thereafter, and (ii) any one of eight operational goals focused on revenue or eight operational goals focused on Adjusted EBITDA have been met for the previous four consecutive fiscal quarters. Awards under the XSPP specify a holding period of at least 2.5 years from the date that both the operational goal and market capitalization goal were attained (the “Goal Attainment Date”).

The XSPP contains an anti-dilution provision incorporated into the plan based on shareholder feedback, which affects the calculation of the market capitalization goals in the plan. The plan defines a maximum number of shares outstanding that may be used in the calculation of the market capitalization goals (the “XSU Maximum”). If the actual number of shares outstanding exceeds the XSU Maximum guardrail, then the lower pre-defined number of shares in the XSU Maximum, rather than the higher actual number of shares outstanding, is used to calculate market capitalization for the determination of the market capitalization goals in the XSPP, which, together with the operational goals, determines whether XSUs vest for participating employees.

The XSU Maximum is defined as the actual number of shares outstanding on the original XSU grant date of January 2, 2019, increased by a 3% annual rate over the term of the XSPP and by shares issued upon the exercise of CEO Performance Award options. The XSU Maximum is also adjusted for acquisitions, spin-offs or other changes in the number of outstanding shares of common stock, if such changes have a corresponding adjustment on the market capitalization goals.

New shares issued for any other reasons, including shares issued upon vesting of XSUs, RSUs, and PSUs, as well as shares issued to raise capital through equity issuances or in other transactions, do not increase the XSU Maximum.

The market capitalization and operational goals are identical to the CEO Performance Award, but a different number of shares is used to calculate the market capitalization goals if shares outstanding exceed the XSU Maximum. Additionally, because the grant date is different than that of the CEO Performance Award, the measurement period for market capitalization is not identical.

The first nine market capitalization goals have been achieved as of December 31, 2021. The tenth market capitalization goal has not yet been attained, though the related operational goal was achieved as of September 30, 2021. The first XSU tranche vested in March 2021, the second and third tranches vested in May 2021, five tranches vested in September 2021, and one tranche vested in December 2021. The total number of XSU awards that would vest related to the remaining three tranches is approximately 1.3 million shares.

Axon’s shareholder outreach prior to introducing the XSPP included speaking with portfolio managers, analysts and corporate governance representatives at institutions that were among the highest percentage holders of Axon common stock for the purpose of gathering input and understanding best practices and shareholder preferences regarding share-based compensation plans. Shareholders tended to favor broad-based employee-wide plans over highly concentrated plans among senior management, and favor using performance-based share-based compensation, rather than cash, in delivering market-competitive total pay. Axon addressed shareholders’ dilution concerns by adopting into the XSPP the XSU Maximum described above, which removes any management incentive to dilute the value by increasing the share count to achieve the market capitalization goals. We credit our shareholder outreach efforts in helping us to design an employee-wide share-based compensation plan that drives alignment among shareholders, senior management and every employee.

Axon Enterprise, Inc. | 2022 Proxy Statement | 25

Other Executive Compensation

We utilize various non-cash compensation programs, in addition to traditional cash-based compensation methods. Specifically, we have utilized stock-based awards.

The principal components of compensation in 2021 and 2022 for our NEOs (other than the CEO) consist of the following:

● Annual salary;

● Annual performance-based cash incentive plans, comprised of:

● Commissions on a combination of revenue growth and new product and new market bookings growth for 2021 and 2022 for our Chief Revenue Officer; and

•	Payouts under the 2021 annual cash incentive plan based on the achievement of annual operational and financial goals;

● Long-term equity compensation in the form of service-based RSUs awarded pursuant to the 2019 Stock Incentive Plan and the 2019 Stock Inducement Plan; and

● Long-term equity compensation in the form of XSUs subject to certain milestone vesting periods.

Any decision to materially increase compensation is based upon the objectives listed above, taking into account all forms of compensation, as well as based upon individual achievement of performance goals. These goals include revenue and earnings targets as well as specific operational goals. Decisions regarding the CEO’s compensation are made by the Committee and reflect the same considerations used for the other NEOs. The Board has not adopted any clawback policies, but adopted stock ownership guidelines in December 2018.

Stock Ownership Guidelines

The stock ownership guidelines require that non-employee directors hold Company stock equivalent to five times the dollar value of their base cash compensation; for 2021, this equates to $200,000. New non-employee directors have up to three years to meet this requirement.  If a director falls below this requirement, he or she is not allowed to sell shares until the requirement is met. Named executive officers are required to own at least 50,000 shares of the Company’s stock. For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including Axon common stock plus vested and unvested Axon stock options and RSUs, including unvested performance-based RSUs and XSUs. Executives are expected to meet their ownership guidelines once they have received enough grants to add up to the required minimum.

Policy Regarding Hedging Transactions

The Company’s Insider Trading Policy, which applies to all employees and directors, prohibits hedging and similar transactions designed to decrease the risks associated with holding Company securities.

Processes and Procedures for Considering and Determining Executive Compensation

The Committee assists the Board of Directors in addressing matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee is currently composed of three independent directors: Hadi Partovi (Chair), Adriane Brown, and Michael Garnreiter. In addition, during 2021, Matthew R. McBrady served on the Committee. The Committee makes the sole decision regarding compensation for the Chief Executive Officer and each NEO.

The Committee met four times in 2021.

Axon Enterprise, Inc. | 2022 Proxy Statement | 26

Members of management also attended the meetings. The agendas for these meetings were determined by the Committee members prior to the meetings. The Committee generally receives and reviews materials in advance of each meeting. Depending on the agenda for the particular meeting, materials may include:

● Financial reports;

● Reports on levels of achievement of corporate performance objectives;

● Schedules setting forth the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the NEOs pursuant to employment, severance and change of control agreements;

● Summaries which show the NEOs’ total accumulated stock awards and stock option holdings;

● Information regarding compensation paid by comparable companies identified in executive compensation surveys; and

● Reports from consultants to the Committee.

The Committee’s primarily responsibilities are to:

● Review and approve corporate goals and objectives relevant to the compensation of NEOs, evaluate the performance of the NEOs in light of these goals and objectives and determine and approve the compensation level of NEOs based on that evaluation;

● Evaluate and establish the incentive components of the CEO’s compensation and related bonus awards, taking into account the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the services rendered by the CEO and the awards given to the CEO in past years;

● Review and approve the design of the compensation and benefit plans that pertain to the CEO and other NEOs who report directly to the CEO;

● Administer equity-based plans, including stock incentive plans;

● Approve the material terms of all employment, severance and change of control agreements for NEOs;

● Retain compensation consultants and advisors as necessary, or appropriate, on an advisory basis to establish comparator groups, benchmarking and targets for compensation related matters;

● Recommend to the Board the compensation for Board members, such as retainers, committee fees, chair fees, stock awards and other similar items;

● Provide oversight regarding the Company’s benefit and other welfare plans, policies and arrangements;

● Form and delegate authority to subcommittees when appropriate; and

● Prepare the Compensation Committee report to be included in the Company’s annual proxy statement and Annual Report on Form 10-K filed with the SEC.

The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The full text of the Committee charter is available on our website at http://investor.axon.com/governance/ documents-and-charters.

Role of Management and Consultants in Determining Executive Compensation

Our executive management supports the Committee in carrying out its responsibilities by preliminarily outlining compensation levels for NEOs, administering our benefit and other welfare plans and providing data to the Committee for analysis. Annually, compensation is initially proposed by the CEO for each executive (excluding the CEO), consisting of base salary, annual and long-term performance-based compensation and long-term equity compensation, which is then provided to the Committee for review and approval.

Our Committee has sole authority to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Committee has budgetary authority to authorize and pay for the services of outside consultants and advisors, and such consultants and advisors report directly to the Committee.

In 2021, the Committee retained compensation consulting firm Compensia, which provided research, data analyses, benchmarking and design expertise in adjusting compensation for its NEOs and directors. Compensia provided executive

Axon Enterprise, Inc. | 2022 Proxy Statement | 27

compensation data for each NEO role based on its proprietary database for public technology companies with annual sales between $435 million and $1.7 billion, with market capitalization of $2.4 billion to $37.6 billion.

The Committee’s compensation philosophy is to generally set executive and director compensation at approximately the 50% benchmark to peers, and engage a compensation consulting firm to provide research, data analyses, benchmarking and design expertise in reviewing and structuring compensation programs for its executives every three years, which practice began in 2018. Compensation generally stays flat in the interim years between compensation studies although adjustments may be made if appropriate based on individual performance, company performance, relative shareholder returns and other relevant considerations.

Peer Comparator Group

The scope of Compensia’s review in 2021 included determining an appropriate comparator group to compare the Company’s executive compensation to, based primarily on the following criteria: technology industry sector code, revenue, and market capitalization. Compensia selected public technology companies with annual sales between $435 million and $1.7 billion, with market capitalization of $2.4 billion to $37.6 billion.

The Committee has selected the following comparator group when reviewing executive compensation for 2021:

Alarm.com Holdings, Inc.	Fair Isaac Corporation	Pegasystems Inc.
Alteryx, Inc.	Guidewire Software, Inc.	PTC Inc.
Aspen Technology, Inc.	HEICO Corporation	Tyler Technologies Inc.
Avalara, Inc.	MongoDB, Inc.	Zendesk, Inc. (fka “J2 Global, Inc.”)
Coupa Software Incorporates	Nutanix, Inc.
Dynatrace, Inc.	Paycom Software, Inc.
Elastic N.V.	Paylocity Holding Corporation

In addition to the comparator group, to supplement the executive compensation information where publicly disclosed information was limited, Compensia provided executive compensation information for the NEOs based on its proprietary database for technology companies, primarily internet and software as a service companies, with revenues between $435 million and $1.7 billion, and with market capitalization of $2.4 billion to $37.6 billion.

The following tables show the composition of each NEO’s total target direct compensation for 2021 and 2022:

			Annual Target		Long-term Target
			Incentive		Incentive Compensation--		Long-term Equity		Target Total
	Annual Salary		Compensation		XSUs		Compensation--RSUs		Direct
2021	(1)		(2)		(3)		(4)		Compensation
Name	$	% Total	$	% Total	$	% Total	$	% Total	$
Patrick W. Smith	$31,200	100.0%	$—	—%	$—	—%	$—	—%	$31,200
Luke S. Larson	350,000	15.5	305,000	13.5	1,000,000	44.4	600,000	26.6	2,255,000
Jawad A. Ahsan	325,000	15.1	330,000	15.3	1,000,000	46.4	500,000	23.2	2,155,000
Joshua M. Isner	325,000	15.9	500,000	24.4	1,000,000	48.7	225,000	11.0	2,050,000
Jeffrey C. Kunins (5)	300,000	13.6	300,000	13.6	1,000,000	45.5	600,000	27.3	2,200,000

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(1)	Annual salary effective January 1, 2021.
(2)	Presented at target levels. Actual results for 2021 were above targets, resulting in payouts under the annual cash incentive plan for Messrs. Larson, Ahsan, and Kunins in the amounts of approximately $448,000, $484,000, and $440,000, respectively. Mr. Isner earned commissions in 2021 of approximately $2,129,000. See further discussion following under “Annual Performance-Based Incentive Plans.”
(3)

Represents XSUs granted to Messrs. Larson, Ahsan, and Isner on January 2, 2019 and to Mr. Kunins on September 23, 2019 which are discussed in more detail under “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — eXponential Stock Performance Plan". The grants had a target value of $1,000,000 prior to risk and time multipliers and were granted in 2019 in lieu of traditional performance-based RSUs. This amount is reflected above to represent the amount of 2021 target compensation that the executives elected to receive over nine years (2019 to 2027) in the form of XSUs. For purposes of the Summary Compensation Table, these amounts were reported as compensation in 2019 and are not reported as compensation in 2021.

(4)	Reflects the value of RSUs awarded in December 2020, which are intended as 2021 compensation awards.

					Long-term Target
			Annual Target		Incentive Compensation--		Long-term Equity		Target Total
			Incentive		XSUs		Compensation--RSUs		Direct
2022	Annual Salary		Compensation		(1)		(2)		Compensation
Name	$	% Total	$	% Total	$	% Total	$	% Total	$

Patrick W. Smith	$31,201	100.0%	$—	—%	$—	—%	$—	—%	$31,201
Luke S. Larson	350,000	9.1	500,000	13.0	1,000,000	26.0	2,000,000	51.9	3,850,000
Jawad A. Ahsan	350,000	8.0	500,000	11.5	1,000,000	23.0	2,500,000	57.5	4,350,000
Joshua M. Isner (3)	350,000	9.0	800,000	20.8	1,000,000	26.0	1,700,000	44.2	3,850,000
Jeffrey C. Kunins	300,000	9.2	300,000	9.2	1,000,000	30.8	1,650,000	50.8	3,250,000

(1)

Represents XSUs granted to Messrs. Larson, Ahsan, and Isner on January 2, 2019 and to Mr. Kunins on September 23, 2019 which are discussed in more detail under “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — eXponential Stock Performance Plan". The grants had a target value of $1,000,000 prior to risk and time multipliers and were granted in 2019 in lieu of traditional performance-based RSUs. This amount is reflected above to represent the amount of 2021 target compensation that the executives elected to receive over nine years (2019 to 2027) in the form of XSUs. For purposes of the Summary Compensation Table, these amounts were reported as compensation in 2019.

(2)	Reflects the grant date value of RSUs vesting in 2022, which were granted in December 2021.
(3)

The annual target incentive compensation for Mr. Isner reflects target commission of $500,000 based on a combination of revenue growth and new product, new market, and international bookings growth for 2022 and $300,000 for other non-variable cash compensation.

Annual Salary

Salaries for NEOs are reviewed annually, as well as at the time of a promotion or other changes in responsibilities. Consistent with our goal for overall compensation, we set salaries at a competitive level to ensure we can attract and retain our executives. There is no set percentile of market that we use and executive salaries vary in their positioning to market depending on facts; such as, tenure with the Company, results of personal, department and corporate performance,

Axon Enterprise, Inc. | 2022 Proxy Statement | 29

complexity and scope of the executive’s responsibilities, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our NEOs, other than the CEO, were proposed by the CEO, established by the Committee and approved by the independent directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from comparator group companies. After considering the above, the Committee adjusted the base salaries of Messrs. Ahsan and Isner to $350,000 for 2022.

Annual Performance-Based Incentive Plans

The objective of the annual cash incentive plan has been to provide executives with a competitive total compensation opportunity, as well as to align executive rewards with company performance.

2021 Structure

The 2021 executive compensation structure included: payments under the annual cash incentive plan, and for Mr. Isner, revenue and bookings-based commissions, paid quarterly. Each component was designed to incentivize specific Company business goals.

Payouts under the 2021 annual cash incentive plan were based on the achievement of the following annual financial goals and operational metrics: revenue, adjusted EBITDA, new product and market bookings, new product adoption, net revenue retention, return rate reduction, and net promoter score.

The Committee believed the criteria for the annual cash incentive plan were challenging, but achievable.

Sales commissions were earned based upon specific sales targets for Mr. Isner.

2021 Performance - Based Cash Incentive Plans Metrics
						Weighted
Metric	Threshold	Target	Maximum	Actual	Weight	Payout
($ in millions)
Revenue	$694.0	$760.0	$816.0	$863.4	35.0%	52.5%
Adjusted EBITDA	120	130	150	178.1	20.0	30.0
New Product/Market Bookings	182.0	243.0	313.0	439.0	20.0	30.0
New Production Adoption	193,000	227,000	262,000	320,979.0	5.0	7.5
Net Revenue Retention	110.0%	118.0%	125.0%	119.0%	7.5	8.0
Return Rate Reduction	1.77%	1.33%	0.91%	0.78%	7.5	11.3
Net promoter score	60	63.0	65.0	67.0	5.0	7.5
Actual attainment/plan payout					100%	146.8%

The 2021 performance-based cash incentive plan metrics were measured and paid after the Company determined its annual earnings for 2021. The revenue, adjusted EBITDA, new product and market bookings, new product adoption, net revenue retention, return rate reduction, and net promoter score metrics each have a threshold, target and maximum goal with corresponding base payouts of 56.25%, 100% and 150% of target, respectively. The weighted payout for the 2021 annual cash incentive plan is capped at a 150% payout. The weighted average payout achieved under the 2021 performance-based cash incentive plan was 146.8%.

Payouts under the 2021 annual cash incentive plan for Mr. Isner were based on growth of total revenue and new product and new market bookings for 2021 as compared to 2020, and totaled approximately $2,129,000.

Other Long-Term Performance-Based Equity Compensation

Beginning in 2018, the Company discontinued its long-term performance-based RSU grants to NEOs. Instead, NEOs now participate in the CEO Performance Award (for Mr. Smith) or the XSPP. The CEO Performance Award and XSPP are each an incentive for future performance in the form of a high-risk, high-reward compensation plan, and the value is

Axon Enterprise, Inc. | 2022 Proxy Statement | 30

realizable only if and when each set of market capitalization and operational goals are achieved and the options or shares vest associated with each tranche. The grant was intended to compensate the NEOs over an extended term and will become vested as to all options or shares subject to each grant only if our market capitalization increases to $13.5 billion and twelve operational goals are achieved during the ten year term of the award. If any portion of the awards have not vested by the end of the term of the award, they will be forfeited and the NEO will not realize the related value. The first set of vesting milestones (a market capitalization goal paired with an operational goal) for the CEO Performance Award and the XSPP were achieved as of December 31, 2020, and were certified by the Committee in March 2021. As of December 31, 2021, nine milestones were achieved and certified by the Compensation Committee for the XSPP and ten milestones were achieved and certified by the Compensation Committee for the CEO Performance Award.

For additional discussion of the CEO Performance Award and the XSPP, see “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — CEO Performance Award” and “— eXponential Stock Performance Plan” above.

Long-Term Service-Based Equity Compensation — RSUs

The Committee believes that service-based equity compensation with multi-year vesting periods ensures that our NEOs have a continuing stake in our long-term success. For 2021, the Committee granted RSUs on November 30, 2020 which vest in equal annual installments over a three-year service period. For 2022, the Committee granted RSUs in December 2021, which have various vesting schedules.

In determining the total number of RSUs to award to each NEO, the Committee considered, among other things, the strategic objectives of the Company over the next three years, and the practice of comparator group companies. The following table sets forth the service-based RSU awards made to our continuing NEOs in November 2020 (for 2021) and in December 2021 (for 2022).

	2021 Awards		2022 Awards (1)
	Number of	Approximate	Number of	Approximate
	Service-based	Grant Date	Service-based	Grant Date
Named Executive	RSUs Awarded	Fair Value	RSUs Awarded	Fair Value
Patrick W. Smith	—	—	—	—
Luke S. Larson	4,774	600,000	21,337	3,400,264
Jawad A. Ahsan	3,979	500,000	29,245	4,500,251
Joshua M. Isner	1,791	225,000	20,930	3,175,172
Jeffrey C. Kunins	4,774	600,000	18,050	2,700,451

(1)

For each of Messrs. Ahsan, Isner, and Kunins, 13,556 shares are related to RSUs that will vest over two to three years if a successor plan to the XSPP is not approved by shareholders, or if it is approved by shareholders, but the NEO does not elect to participate at the maximum amount specified by the Compensation Committee. The remaining shares awarded as 2022 compensation vest over two to three years. These awards were granted in December 2021 as part of the Company’s annual award cycle and are intended as 2022 compensation. If a successor plan to the XSPP is approved by shareholders and the NEO elects to participate, this service-based RSU will be reduced by the amount of such election, thereby effectively replacing the service-based equity compensation with performance-based equity compensation. The Committee structured these grants in this manner in order to limit total target direct compensation to the levels identified above.

Employment Agreements and Other Arrangements

In June 2019, the Company entered into revised employment agreements with Jawad A. Ahsan, Luke S. Larson, and Joshua M. Isner pursuant to their continued service. The fundamental terms and provisions of each executive’s agreement are substantially similar to the terms and provisions of each executive’s previously existing executive employment agreement except as follows: under the agreements, (1) the executives are no longer entitled to severance benefits following a resignation for good reason, except following Change in Control [as defined in the Company’s 2019 Stock Incentive Plan (or any successor equity incentive plan adopted by the Company in the future)]; (2) following a termination

Axon Enterprise, Inc. | 2022 Proxy Statement | 31

without cause and the terminated executive’s execution of a customary release, the terminated executive will be entitled only to continued vesting of unvested time-based RSUs scheduled to vest during the notice and severance period (one year) versus acceleration of all unvested equity awards; (3) following termination without cause and the terminated executive’s execution of the customary release, the terminated executive will be entitled to a full year target annual bonus or full year target annual sales commission for the year in which the termination becomes effective, versus a prorated bonus for the year in which the termination occurs; and (4) following termination without cause and the terminated executive’s execution of the customary release, a portion of the terminated executive’s XSUs may be entitled to accelerated vesting. In September 2019, the Company entered into an employment agreement with Jeffrey C. Kunins with the same terms.

Mr. Smith’s employment agreement terminated following shareholder approval of the CEO Performance Award on May 24, 2018 and the Company has no further obligations thereunder.

Perquisites and Other Personal Benefits

We have a non-qualified deferred compensation plan for certain executives, key employees and non-employee directors through which participants may elect to postpone the receipt and taxation of a portion of their compensation received from us. The non-qualified deferred compensation plan allows eligible participants to defer up to 80% of their base salary and up to 100% of other types of compensation. The plan also allows for matching and discretionary employer contributions. Employee deferrals are deemed 100% vested upon contribution. Distributions from the plan generally commence upon retirement, death, separation of service, specified date or upon the occurrence of an unforeseeable emergency. Distributions can be paid in a variety of forms from lump sum to installments over a period of years. Participants in the plan are entitled to select from a wide variety of investments available under the plan and are allocated gains or losses based upon the performance of the investments selected by the participant. All gains or losses are allocated fully to plan participants and we do not guarantee a rate of return on deferred balances. Assets related to this plan consist of corporate-owned life insurance contracts. Participants have no rights or claims with respect to any plan assets and any such assets are subject to the claims of our general creditors.

We do not provide our NEOs with other significant perquisites or other benefits, except for Company matching contributions to our defined contribution benefit plans and health care benefits that are widely available to employees. The Committee periodically reviews the levels of perquisites and other benefits that could be provided to the NEOs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our 2021 Annual Report on Form 10-K.

The Compensation Committee:

Hadi Partovi, Chair

Adriane Brown

Michael Garnreiter

The foregoing Compensation Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

Axon Enterprise, Inc. | 2022 Proxy Statement | 32

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2021, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

SUMMARY COMPENSATION TABLE

						Non-Equity
					Stock	Incentive Plan	All Other
Name and Principal		Salary		Bonus	Awards	Compensation	Compensation
Position	Year	($)		($)	($) (1)	($) (2)	($) (3)	Total ($)
Patrick W. Smith	2021	$31,201	(4)	$—	$—	$—	$1,914	$33,115
Chief Executive Officer	2020	25,004	(4)	$—	$2,531,425	$—	$2,963	$2,559,392
	2019	22,880	(4)	—	2,040	—	13,609	38,529

Luke S. Larson	2021	350,000		—	4,576,981	447,696	30,312	5,404,989
President	2020	350,000		—	1,612,573	293,238	34,754	2,290,565
	2019	325,000		50,000	21,134,307	301,146	28,110	21,838,563

Jawad A. Ahsan	2021	325,000		—	5,636,410	484,393	3,766	6,449,569
Chief Financial Officer	2020	325,000		—	1,512,650	317,274	13,885	2,168,809
	2019	300,000		—	20,959,354	301,146	15,000	21,575,500

Joshua M. Isner	2021	325,000		—	4,306,786	2,129,101	29,985	6,790,872
Chief Revenue Officer	2020	325,000		—	900,063	738,134	35,419	1,998,616
	2019	275,000		270,193	20,309,338	1,304,250	231,113	22,389,894

Jeffrey C. Kunins	2021	300,000		—	3,138,455	440,357	12,665	3,891,477
Chief Product Officer and EVP of Software	2020	300,000		—	600,044	288,518	12,223	1,200,785
	2019	81,923		—	20,742,720	—	2,131	20,826,774

(1)

The amounts in this column reflect the aggregate grant date fair value for RSUs computed in accordance with stock-based accounting rules (ASC Topic 718). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of these amounts are included in footnote 1 to our financial statements for the fiscal year ended December 31, 2021 within our Annual Report on Form 10-K filed with the SEC.

On March 8, May 17, and September 9, 2021, the Compensation Committee approved a modification to release the holding period requirements for certain shares from vested XSUs for each XSPP participant who is an Arizona resident to satisfy new income tax obligations pursuant to Arizona Proposition 208. We accounted for this change as a Type I modification under ASC 718 since the expectation of the attainment for this metric remained unchanged from probable to probable. Amounts of $525,447, $484,889, and $480,343 for Messrs. Larson, Ahsan, and Isner, respectively, represent the total compensation expense from the modified shares.

On December 3, 2021, the Compensation Committee approved a modification to allow for the transfer of certain shares from vested XSUs to a qualified charitable organization, including donor-advised funds. We accounted for this change as a Type I modification under ASC 718 since the expectation of the attainment for this metric remained unchanged from probable to probable. Amounts of $651,270 each for Messrs. Larson, Ahsan, and Isner and $438,004 for Mr. Kunins, represent the total compensation expense from the modifies shares.

Other amounts of $3,400,264, $4,500,251, $3,175,172, and $2,700,451 represent RSUs granted to Messrs. Larson, Ahsan, Isner, and Kunins, respectively, in December 2021 and were intended as 2022 compensation. Of the RSUs granted, $2,000,052 for Messrs. Ahsan, Isner, and Kunins each will vest over two to three years if a successor plan to the XSPP is not approved by shareholders, or if it is approved by shareholders, but the NEO does not elect to participate at the maximum amount specified by the Compensation Committee. If a successor plan to the XSPP is approved by shareholders and the NEO elects to participate, this service-based RSU will be reduced by the amount of such election, thereby effectively replacing the service-based equity compensation with performance-based equity compensation.

Axon Enterprise, Inc. | 2022 Proxy Statement | 33

On November 3, 2020, the Compensation Committee approved a modification to exclude certain expenses from the calculation of EBITDA for the PSU awards. Although the EBITDA performance metric was unlikely to be met, the Committee determined that management had delivered upon the intentions of the Committee in designing and setting the EBITDA metric, which reflected the profitability objectives set by the Board in 2017. The Compensation Committee’s rationale in making this determination was based on its findings and determinations that certain expenses that were incurred during 2020 were not anticipated at the time of determining the award metric and were already being excluded when making business investment and strategic decisions, and therefore should be excluded from the award metric to ensure that management incentives remained properly aligned with these decisions. The excluded expenses were related to significant non-cash stock-based compensation expenses associated with the 2018 and 2019 adoptions of the CEO Performance Award and eXponential Stock Performance Plan (“XSPP”), both of which were approved by shareholders as unique programs to deliver outsized long-term performance. Additionally, the Company incurred significant expenses associated with FTC litigation in 2020, related to Axon’s 2018 acquisition of Vievu LLC. At the time of the acquisition, management did not anticipate the FTC’s unreasonable challenge. This modification is aligned with the rationale that the Compensation Committee had adopted in setting the EBITDA targets in 2017, which incentivized management to maximize the profit trajectory of the business while also making the optimal balance of investment. We accounted for this change as a Type III modification under ASC 718 since the expectation of the attainment for this metric changed from improbable to probable. Amounts of $2,531,425, $1,012,529, $1,012,529, and $674,952 for Messrs. Smith, Larson, Ahsan, and Isner, respectively, represent the total compensation expense from the modified shares. Other amounts of $600,044, $500,121, $225,111, and $600,044 represent RSUs granted to Messrs. Larson, Ahsan, Isner, and Kunins, respectively, on November 30, 2020 and were intended as 2021 compensation.

On February 12, 2019, our shareholders approved the 2019 Plan, which was adopted by the Board of Directors to reserve a sufficient number of shares to facilitate our XSPP and grants of XSUs under the plan. Pursuant to the XSPP, all eligible full-time U.S. employees were granted an award of 60 XSUs in January 2019, and certain employees had the opportunity to elect to receive a percentage of the value of their target compensation over the following nine years (2019-2027) in the form of additional XSUs. Messrs. Larson, Ahsan, Isner, and Kunins elected to receive XSUs, which XSU grants were made as an up front, lump sum grant in January 2019 (September 2019 for Mr. Kunins), and are intended to replace that portion of the target compensation they elected to receive in the form of XSUs for the subsequent nine years. Accordingly, their go forward target compensation will be reduced until 2027 by the amount of such compensation that the employees elected to receive in the form of the 2019 XSU grants.

All of the XSUs will be vested only if our market capitalization increases to $13.5 billion and twelve operational goals are achieved during the nine year term of the award. 1/12th of the total number of options in the grant will become vested and exercisable each time: (i) Company market capitalization increases by $1 billion above the February 2018 market capitalization of approximately $1.5 billion (to align with the CEO Performance Award); and (ii) one of sixteen operational goals tied to revenue and adjusted EBITDA are attained, subject to continued service to the Company at each such vesting event. If any XSUs have not vested by the end of the nine year term of the award, they will be forfeited and the NEOs will not realize the value of such XSUs. As of December 31, 2021, nine tranches have been achieved and were subsequently certified by the Compensation Committee and vested. The amounts and timing of compensation realized by the NEOs for the XSPP will differ from the amount reported here pursuant to the requirements for the Summary Compensation Table.

For 2019, the grant-date fair value of the 60 XSUs received by Messrs. Smith, Larson, Ahsan and Isner is approximately $2,000. Additional XSUs granted include amounts of $19,957,225 for Messrs. Larson, Ahsan and Isner and $18,342,720 for Mr. Kunins.

(2)

In 2021, Messrs. Larson, Ahsan, and Kunins received non-equity incentive compensation as a result of exceeding target metrics around revenue and other operating measures. Their 2021 incentive compensation was provided in the form of cash payouts, which were paid in March 2022. In 2020, Messrs. Larson, Ahsan, and Kunins received non-equity incentive compensation as a result of meeting target metrics around revenue and other operating measures. In 2019, Messrs. Larson and Ahsan, received non-equity incentive compensation as a result of exceeding target metrics around bookings and other operating measures. Their 2019 incentive compensation was

Axon Enterprise, Inc. | 2022 Proxy Statement | 34

provided in the form of cash payouts, which were paid in February 2020. Amounts for Mr. Isner represent commissions, and in 2019 also include cash incentives earned upon completion of certain leadership development courses.

(3)

All other compensation consists of matching contributions made to 401(k), contributions to health savings accounts, employer paid life insurance premiums, taxable fringe items and payments made for taxes required to gross-up other earnings. In 2019, approximately $200,000 of Mr. Isner’s compensation related to the taxes paid by the Company for a vehicle Mr. Isner received in lieu of a cash bonus.

(4)	The amounts paid to Mr. Smith for 2021, 2020 and 2019 are consistent with minimum wage requirements pursuant to the requirements of the CEO Performance Award.

PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION

The Company’s compensation practices and programs are designed with the goal of ensuring compensation programs are fair, equitable, globally compliant and are aligned with its business objectives. Our CEO, Patrick W. Smith, has agreed to a compensation arrangement in the CEO Performance Award, which was approved by shareholders in May 2018, that vests based solely on attainment of both market capitalization and internal operational goals. We are providing a ratio of (i) Mr. Smith’s 2021 annual total compensation to (ii) the median of the 2021 annual total compensation of all Axon employees other than Mr. Smith, calculated pursuant to the disclosure requirements of the Summary Compensation Table above as if the median compensated employee was a named executive officer. Because of the treatment of the CEO Performance Award as compensation for Mr. Smith in 2018 for purposes of the Summary Compensation Table, there may be a significant disconnect between what is reported as compensation for Mr. Smith in a given year in the Summary Compensation Table and the value actually realized as compensation in that year or over a period of time. See “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — CEO Performance Award” above.

Mr. Smith’s annual total compensation, as reported in the Summary Compensation Table, for 2021 was $33,115, and the median 2021 annual total compensation of all other employees was $126,901. Consequently, the applicable ratio of such amounts for 2021 was 0.26:1.

Our methodology for identifying the median of the 2021 annual total compensation for each of our employees other than Mr. Smith was as follows:

● We determined that as of December 31, 2021, Axon and all of our subsidiaries had 2,142 qualifying individuals (full-time, part-time, and temporary employees other than Mr. Smith), of which 17% were based outside of the U.S. and 16% were production line employees.

● We did not include in the population of qualifying individuals any employees of staffing agencies whose compensation is determined by such agencies.

● We applied the requirements and assumptions required for the table in the Summary Compensation Table for each of such individuals as if he or she was a named executive officer to calculate the total annual compensation, including base salary or wages, performance-based commission payments, and equity awards based on their grant date fair values.

● We converted any payment earned or paid in a foreign currency to U.S. dollar using the average of the prevailing conversion rates for 2021.

● We selected the median of all total annual compensation amounts calculated in accordance with the foregoing.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different

Axon Enterprise, Inc. | 2022 Proxy Statement | 35

employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

2021 GRANTS OF PLAN-BASED AWARDS

The following table shows information about awards made under various compensation plans during 2021:

								All other
								stock
			Estimated future payouts under					awards:	Grant date
			non-equity incentive					number of	fair
			plan awards					shares of	value of stock
	Grant		Threshold	Target		Maximum		stock or	awards
Name	Date		($)	($)		($)		units (#)	($) (1)
Luke S. Larson	12/2/2021	(2)	—	—		—		12,551	2,000,127
	12/2/2021	(5)	—	—		—		8,786	1,400,137
			171,563	305,000		457,500	(3)	—	—
	2/12/2019	(7)	—	—		—		—	525,447
	2/12/2019	(8)	—	—		—		—	651,270

Jawad A. Ahsan	12/2/2021	(2)	—	—		—		9,413	1,500,056
	12/2/2021	(5)	—	—		—		6,276	1,000,143
	12/15/2021	(2) (6)	—	—		—		6,778	1,000,026
	12/15/2021	(5) (6)	—	—		—		6,778	1,000,026
			185,625	330,000		495,000	(3)	—	—
	2/12/2019	(7)							484,889
	2/12/2019	(8)	—	—		—		—	651,270

Joshua M. Isner	12/2/2021	(2)	—	—		—		4,393	700,068
	12/2/2021	(5)	—	—		—		2,981	475,052
	12/15/2021	(2) (6)	—	—		—		6,778	1,000,026
	12/15/2021	(5) (6)	—	—		—		6,778	1,000,026
			—	500,000	(4)			—	—
	2/12/2019	(7)	—	—		—		—	480,343
	2/12/2019	(8)	—	—		—		—	651,270

Jeffrey C. Kunins	12/2/2021	(2)	—	—		—		2,511	400,153
	12/3/2021	(5)	—	—		—		1,652	250,129
	12/3/2021	(2)	—	—		—		331	50,117
	12/15/2021	(2) (6)	—	—		—		6,778	1,000,026
	12/15/2021	(5) (6)	—	—		—		6,778	1,000,026
			168,750	300,000		450,000	(3)
	9/23/2019	(8)	—	—		—		—	438,004

(1)

Grant date fair value of RSUs and options, computed in accordance with stock-based compensation accounting rules (ASC 718). The fair value of each RSU is the closing price of our common stock on the date of grant. The assumptions used in the calculations of the grant date fair value for option awards are included in Note 1 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2021.

(2)

RSUs vest at annual intervals over a three-year period. The awards granted in December 2021 are intended as 2022 compensation. Pursuant to the rules and principles of the SEC, however, they are treated as 2021 compensation for purposes of this table and the Summary Compensation Table.

(3)

Payouts under the 2021 annual cash incentive plan are based on the achievement of annual financial goals, including goals related to: revenue; Adjusted EBITDA as a percentage of revenue; new product and new market bookings; new product adoption; net revenue retention; return rate reduction; and net promoter score. Actual

Axon Enterprise, Inc. | 2022 Proxy Statement | 36

awards earned in 2021 were included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(4)

Mr. Isner was eligible for commissions based on bookings and revenue growth for the Company. There was no maximum amount related to these commissions. Actual commissions earned in 2021 were included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(5)	Two thirds of the RSUs will vest upon the first anniversary of the grant date and the remaining one third will vest upon the second anniversary of the grant date.
(6)

These awards vest over two to three years if a successor plan to the XSPP is not approved by shareholders, or if it is approved by shareholders, but the NEO does not elect to participate at the maximum amount specified by the Compensation Committee. If a successor plan to the XSPP is approved by shareholders and the NEO elects to participate, this service-based RSU will be reduced by the amount of such election, thereby effectively replacing the service-based equity compensation with performance-based equity compensation.

(7)

Represents the incremental expense incurred in 2021 for the modification of shares originally granted on February 12, 2019, to satisfy new income tax obligations pursuant to Arizona Ballot Proposition 208.

(8)

Represents the incremental expense incurred in 2021 for the modification of shares to allow for the transfer of certain shares from vested XSUs to a qualified charitable organization, including donor-advised funds. The original grant date of shares for Messrs. Larson, Ahsan, and Isner was February 12, 2019 and was September 23, 2019 for Mr. Kunins.

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OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR-END

The following table includes certain information with respect to all outstanding equity awards previously awarded to the NEOs as of December 31, 2021.

	Option Awards						Stock Awards
			Equity									Equity Incentive
			Incentive Plan				Number of		Market	Equity Incentive		Plan Awards:
			Awards:				Shares or		Value	Plan Awards:		Market or Payout
	Number of		Number of				Units		of Shares	Number of		Value of Unearned
	Securities		Securities				of Stock		or Units	Unearned Shares,		Shares, Units or
	Underlying		Underlying		Option		That		of Stock	Units or Other		Other Rights
	Unexercised		Unexercised		Exercise	Option	Have Not		That Have	Rights That Have		That Have Not
	Options		Unearned		Price	Expiration	Vested		Not Vested	Not Vested		Vested
Name	Exercisable (#)		Options (#)		($)	Date	(#)		($)	(#)		($)
Patrick W. Smith	1,376,981	(1)	1,060,976	(1)	28.58	2/26/28
										15	(2)	2,355
Luke S. Larson			—		—	—
							12,747	(3)	2,001,279	15	(2)	2,355
							8,306	(4)	1,304,042	149,634	(2)	23,492,538
							3,183	(6)	499,731
							12,551	(8)	1,970,507
							8,786	(9)	1,379,402

Jawad A. Ahsan			—		—	—
							11,112	(5)	1,744,584	15	(2)	2,355
							11,085	(3)	1,740,345	149,634	(2)	23,492,538
							6,922	(4)	1,086,754
							2,653	(6)	416,521
							9,413	(8)	1,477,841
							6,276	(9)	985,332
							6,778	(10)	1,064,146
							6,778	(11)	1,064,146

Joshua M. Isner			—		—	—
							2,772	(3)	435,204	15	(2)	2,355
							3,115	(4)	489,055	149,634	(2)	23,492,538
							1,194	(6)	187,458
							4,393	(8)	689,701
							2,981	(9)	468,017
							6,778	(10)	1,064,146
							6,778	(11)	1,064,146

Jeffrey C. Kunins			—		—	—
							3,200	(7)	502,400	108,000	(2)	16,956,000
							3,183	(6)	499,731
							2,511	(8)	394,227
							1,652	(8)	259,364
							331	(9)	51,967
							6,778	(10)	1,064,146
							6,778	(11)	1,064,146

(1)

This grant is intended to compensate Mr. Smith over its ten-year term and will become vested as to all shares subject to it only if both market capitalization and internal operational goals are attained during such ten year period. 1/12th of the total number of shares subject to the options will become vested and exercisable upon certification by the Board of Directors that both: (i) one of the market capitalization goals is achieved; and (ii) one of sixteen specified internal operational goals relating to financial results is attained, subject to Mr. Smith’s continued service at each such vesting event. If any tranches have not vested by the end of the ten-year term of the award, they will be forfeited, and Mr. Smith will not realize the value of such shares. As of December 31,

Axon Enterprise, Inc. | 2022 Proxy Statement | 38

2020, ten tranches and have been achieved and certified by the Compensation Committee and vested in March 2021. See “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — CEO Performance Award” above.

(2)

These grants are intended to compensate our executives over their approximately nine-year term and will become vested as to all shares subject to each grant only if both market capitalization and  internal operational goals are attained during such term. 1/12th of the total number of shares will become vested upon certification by the Board of Directors that both: (i) one of the market capitalization goals is achieved; and (ii) one of sixteen specified internal operational goals relating to financial results is attained, subject to the NEO’s continued service at each such vesting event. If any tranches have not vested by the end of the term of the award, they will be forfeited and the NEO will not realize the value of such shares. As of December 31, 2021, nine tranches have been achieved and certified by the Compensation Committee.  See “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — eXponential Stock Performance Plan” above.

(3)	These stock awards vest fully in January 2022.
(4)	These stock awards vest fully in December 2022.
(5)	This stock award vests at annual intervals over a five-year period and becomes fully vested in April 2022.
(6)	These stock awards vest at annual intervals over a three-year period and become fully vested in November 2023.
(7)	This stock award vests at annual intervals over a three-year period and becomes fully vested in September 2022.
(8)	These stock awards vests at annual intervals over a three-year period and become fully vested in December 2024.
(9)	These stock awards vest two thirds in December 2022 and one third in December 2023.
(10)

These stock awards vest at annual intervals over a three-year period and becomes fully vested in December 2024 if a successor plan to the XSPP is not approved by shareholders, or if it is approved by shareholders, but the NEO does not elect to participate at the maximum amount specified by the Compensation Committee. If a successor plan to the XSPP is approved by shareholders and the NEO elects to participate, this service-based RSU will be reduced by the amount of such election, thereby effectively replacing the service-based equity compensation with performance-based equity compensation.

(11)

These stock awards vest two thirds in January 2023 and one third in December 2023 if a successor plan to the XSPP is not approved by shareholders, or if it is approved by shareholders, but the NEO does not elect to participate at the maximum amount specified by the Compensation Committee. If a successor plan to the XSPP is approved by shareholders and the NEO elects to participate, this service-based RSU will be reduced by the amount of such election, thereby effectively replacing the service-based equity compensation with performance-based equity compensation.

Axon Enterprise, Inc. | 2022 Proxy Statement | 39

2021 OPTION EXERCISES AND STOCK VESTED

The following table provides information related to option exercises and vested stock awards for each NEO during the year ended December 31, 2021:

	Stock Awards
	Number of
	Shares
	Acquired upon	Value Realized on
Name	Vesting (#)	Vesting ($)
Patrick W. Smith	124,527	$21,125,726
Luke S. Larson	500,331	82,028,798
Jawad A. Ahsan	525,655	86,088,801
Joshua M. Isner	482,741	79,104,510
Jeffrey C. Kunins	333,591	54,634,065

	Option Awards
	Number of
	Shares
	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)
Patrick W. Smith	3,927,899	$571,432,662

A majority of the stock awards that vested in 2021 related to the XSPP, as a result of the attainment of nine of the twelve award tranches. The net shares are subject to a minimum 2.5 year holding period following the Goal Attainment Date. Similarly, the option awards exercised by Mr. Smith in 2021 related solely to the CEO Performance Award, and the net shares are subject to a 2.5 year post-exercise holding period. The number of shares acquired upon vesting and the value realized upon vesting were as follows:

	XSU Awards
	Number of
	Shares
	Acquired upon	Value Realized on
Name	Vesting (#)	Vesting ($)
Patrick W. Smith	45	$7,354
Luke S. Larson	448,948	73,372,041
Jawad A. Ahsan	448,948	73,372,041
Joshua M. Isner	448,948	73,372,041
Jeffrey C. Kunins	324,000	52,951,680

2021 NONQUALIFIED DEFERRED COMPENSATION

On July 1, 2013 the Company adopted the TASER International, Inc. Deferred Compensation Plan ("DCP"). The DCP allows eligible executives, key employees and non-employee directors through which participants may elect to defer the receipt and taxation of a portion of their compensation. Compensation, as defined in the DCP, is comprised of base salary, bonus, commission, director fees, and such other cash or equity-based compensation approved by the Compensation Committee. Participants may elect to defer up to 80% of their base salary and up to 100% of other types of compensation. Participants are 100% vested at all times in amounts deferred pursuant to the DCP. All gains or losses are allocated fully to plan participants, and the Company does not guarantee a rate of return on deferred balances. There were no above-market returns for participants in the plan.

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The following table provides information on NEO participation in the DCP:

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Aggregate Balance at
	Last FY	Last FY	FY	Distributions	Last FYE
Name	($)(1)	($)(1)(2)	($)(2)(3)	($)	($)
Joshua M. Isner	15,590	—	104,370	—	663,310

(1)	The amounts included in the table as executive contributions and registrant contributions in the last fiscal year were all reported as compensation in 2021 in the Summary Compensation Table.
(2)

The Company does not make discretionary payments to the plan, but does make a restorative 401(k) match contribution to participants as their eligible wages for 401(k) purposes is net of contributions made to the deferred compensation plan.

(3)

Aggregate earnings reflected represent deemed investment earnings from voluntary deferrals and Company contributions, as applicable. No amounts included in aggregate earnings are reported in the 2021 Summary Compensation Table because the plan does not provide for above-market or preferential earnings.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Pursuant to the employment agreements, the Company may terminate each of the NEOs with or without cause. The conditions or events triggering the payment of severance benefits include the executive’s death, disability, termination without cause, termination for good reason, or termination in connection with a change in control of the Company (i.e., double-trigger). Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 12 months after termination of employment. For Mr. Smith, benefits are determined pursuant to the CEO Performance Award.

The severance benefit amounts with respect to the above triggering events were determined based on competitive practices. The Company agreed to pay these variable amounts of compensation as severance benefits or change in control benefits in order to attract and retain executive officers.

The table below depicts the severance payable to each of the NEOs other than Mr. Smith under the conditions indicated:

Termination for Cause	Termination without Cause	Termination By Executive Within 36 Months Following a Change in Control For Good Reason or by the Company Without Cause Six Months Prior to Change in Control at the Request of a Third-Party Purchaser	Death or Disability
Earned but unpaid salary and benefits	12 months’ salary[1]; target bonus for calendar year of effective date of termination; time-based RSUs vesting during notice and severance period will continue to vest	36 months’ salary; pro rata portion of annual target bonus for the year in which termination occurs; 12 months COBRA; all time- and performance-based RSUs will vest at target levels	18 months’ salary; pro rata portion of annual target bonus for the year in which termination occurs; all time- and performance-based RSUs will vest at target levels

For all NEOs, all non-vested RSUs and PSUs may immediately vest at target levels and restrictions would lapse. Accelerated vesting conditions are as follows:

● Termination for Cause: no accelerated vesting.

● Termination without Cause: except for Mr. Smith, continued vesting of time-based awards during the notice and severance periods.

Axon Enterprise, Inc. | 2022 Proxy Statement | 41

● Termination By Executive Within 36 Months Following a Change in Control For Good Reason or by the Company Without Cause Six Months Prior to Change in Control at the Request of a Third-Party Purchaser ("Change in Control") and Termination due to Death or Disability: acceleration of all awards (both performance-based at target and time-based).

1  The payment of 12 months’ salary includes an 11-month notice period and cash payment equal to 1 month’s base salary.

Additional accelerated vesting conditions pursuant to the CEO Performance Award and the XSPP are as follows:

	Termination	Termination
Plan	with Cause	without Cause	Change in Control	Death or Disability
CEO Performance Award (Patrick W. Smith)	Any tranches of the CEO Performance Award for which the operational and market capitalization goals have been achieved as of the last date of employment immediately vest

CEO Performance Award operational goals are disregarded and all tranches of CEO Performance Award for which market capitalization goals have been attained as of the effective date of termination vest; next unattained tranche will partially vest on a prorated basis by comparing the six-month market capitalization to the goal

CEO Performance Award operational goals are disregarded and an alternative market capitalization calculation is utilized for purposes of determining attainment of unvested tranches, plus one additional tranche

Any tranches of the CEO Performance Award for which the operational and market capitalization goals have been achieved as of the last date of employment are immediately vested
XSPP (all other NEOs)

Any tranches of the XSU awards for which the operational and market capitalization goals have been achieved as of the last date of employment immediately vest; most recently acquired tranche is forfeited

XSU operational goals are disregarded and all tranches of XSU Awards for which market capitalization goals have been attained as of the effective date of termination vest; next unattained tranche will partially vest on a prorated basis by comparing the six-month market capitalization to the goal

			XSU operational goals are disregarded and an alternative market capitalization calculation is utilized for purposes of determining attainment of unvested tranches, plus one additional tranche	N/A

Axon Enterprise, Inc. | 2022 Proxy Statement | 42

The table below reflects the severance compensation that would be provided to each of the NEOs of the Company assuming the notice of intent to terminate such executive’s employment occurred on December 31, 2021. The following table excludes the deferred compensation amounts that would also be payable to Mr. Isner as described and set forth under the heading “2021 Nonqualified Deferred Compensation.”

	Voluntary		Termination
	Termination	Termination	without	Change in	Death or
	By Executive	for Cause	Cause	Control	Disability
Patrick W. Smith
Stock Awards (1)	$—	$—	$26,021,965	$83,286,616	$—
Total	$—	$—	$26,021,965	$83,286,616	$—
Luke S. Larson
Severance Payments (2)	$—	$—	$350,000	$1,050,000	$525,000
Annual Cash Incentive Plan (3)	—	—	305,000	305,000	305,000
Benefits (4)	—	—	—	21,646	—
Stock Awards (1)	—	—	11,231,309	14,985,807	7,154,961
Total	$—	$—	$11,886,309	$16,362,453	$7,984,961
Jawad A. Ahsan
Severance Payments (2)	$—	$—	$325,000	$975,000	$487,500
Annual Cash Incentive Plan (3)	—	—	330,000	330,000	330,000
Benefits (4)	—	—	—	21,646	—
Stock Awards (1)	—	—	12,029,026	17,410,515	9,579,669
Total	$—	$—	$12,684,026	$18,737,161	$10,397,169
Joshua M. Isner
Severance Payments (2)	$—	$—	$325,000	$975,000	$487,500
Annual Cash Incentive Plan (3)	—	—	500,000	500,000	500,000
Benefits (4)	—	—	—	21,646	—
Stock Awards (1)	—	—	7,659,559	12,228,573	4,397,727
Total	$—	$—	$8,484,559	$13,725,219	$5,385,227
Jeffrey C. Kunins
Severance Payments (2)	$—	$—	$300,000	$900,000	$450,000
Annual Cash Incentive Plan (3)	—	—	300,000	300,000	300,000
Benefits (4)	—	—	—	21,615	—
Stock Awards (1)	—	—	5,407,237	9,487,981	3,835,981
Total	$—	$—	$6,007,237	$10,709,596	$4,585,981

(1)

For Mr. Smith, includes the intrinsic value of non-vested performance stock options under the CEO Performance Award which would immediately vest and become exercisable, as well as the value of non-vested PSUs and RSUs which would immediately vest and restrictions would lapse, as described above.

For all NEOs other than Mr. Smith, includes the value of non-vested XSUs which would immediately vest and become exercisable, as well as the value of those non-vested PSUs and RSUs which would immediately vest and restrictions would lapse, as described above.

The value of RSU, PSU, and XSU vesting or acceleration is equal to the $157.00 closing market price of shares of the Company’s common stock on December 31, 2021 multiplied by the number of units that would vest.

(2)

Represents 12 months’ base salary for Termination without Cause (comprised of an 11-month notice period and 1 month’s base salary), 36 months’ base salary for Change in Control, and 18 months’ base salary for Termination due to Death or Disability.

(3)

Represents target bonus for the calendar year in which the effective date of termination occurs; for Change of Control and Termination due to Death or Disability, represents target bonus pro-rated through termination date.

(4)	Represents 12 months of payment of medical, dental, and vision insurance premiums for each NEO.

Axon Enterprise, Inc. | 2022 Proxy Statement | 43

AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has sole authority to retain, set compensation and retention terms for, terminate, oversee and evaluate the work of the Company’s independent auditor. The independent auditor reports directly to the Audit Committee.

The Company’s management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion based on their audits of the consolidated financial statements. In accordance with its written charter, the Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent public accounting firm and the performance of the Company’s internal audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters and (v) risks that may have a significant impact on the Company’s financial statements.

Further, the Audit Committee reviews reports prepared by management on various matters including critical accounting policies and issues, material written communications between the independent auditor and management, significant changes in the Company’s selection or application of accounting principles and significant changes to internal control procedures. It is not the duty or responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.

In discharging its oversight responsibilities with respect to the audit process, the Audit Committee (i) obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Company that might bear on the independent public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), (ii) discussed with the independent auditing firm any relationships that may impact its objectivity and independence, and (iii) considered whether any non-audit services provided to the Company by Grant Thornton LLP are compatible with maintaining their independence. The Audit Committee also discussed with the independent auditing firm their identification of audit risk, audit plans and audit scope, as well as all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 1301, “Communications with Audit Committees” issued by the PCAOB.

The Audit Committee reviewed and discussed with management and its independent public accounting firm our annual audited financial statements and quarterly financial statements, including a review of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K and 10-Q filings, as well as the Company’s shareholder letters and information related thereto.

During fiscal year 2021, the Audit Committee met with representatives of the independent public accounting firm, both with management present and in private sessions without management present, to discuss the results of the financial statement audit and quarterly reviews and to solicit their evaluation of the Company’s accounting principles, practices and judgments applied by management and the quality and adequacy of the Company’s internal controls.

In performing the above described functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent public accounting firm, which, in the independent public accounting firm’s report, expresses an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

Based upon the Audit Committee’s discussion with the Company’s management and Grant Thornton LLP, and the Audit Committee’s review of the representations of the Company’s management and the report of the independent public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The

Axon Enterprise, Inc. | 2022 Proxy Statement | 44

Audit Committee also approved the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year 2022.

February 24, 2022

The Audit Committee:

Michael Garnreiter, Chair

Julie A. Cullivan

Caitlin Kalinowski

Matthew R. McBrady

The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or Exchange Act, except to the extent the Company specifically incorporates this Report by express reference therein.

Axon Enterprise, Inc. | 2022 Proxy Statement | 45

PROPOSALS

Overview of Proposals

This proxy statement contains five proposals requiring shareholder action.

● Proposal No. 1 requests that shareholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.

● Proposal No. 2 requests the election of the three Class A directors of the Company named in this proxy statement for a term of one year and until their successors are elected and qualified, if Proposal No. 1 is approved by shareholders, or three years and until their successors are elected and qualified, if Proposal No, 1 is not approved by shareholders.

● Proposal No. 3 requests that shareholders vote to approve, on an advisory basis, the compensation of the Company’s named executive officers.

● Proposal No. 4 requests the ratification on the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

● Proposal No. 5 requests that shareholders approve the Axon Enterprise, Inc. 2022 Stock Incentive Plan.

Each proposal is discussed in more detail below.

Axon Enterprise, Inc. | 2022 Proxy Statement | 46

PROPOSAL NO. 1 – AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

On March 23, 2022, the Board of Directors unanimously voted to adopt a resolution approving and recommending the shareholders to approve an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate”) to provide for the declassification of the Board of Directors.

Background

Pursuant to the Company’s Certificate and Bylaws, the Board is currently divided into three classes of directors serving staggered three-year terms (Classes A, B and C), with each class as nearly equal in number as possible. The Company’s Certificate authorize a Board of Directors consisting of not less than three or more than eleven directors. The Board of Directors currently comprises nine directors and is divided into three classes of three directors in each class, of whom Adriane Brown, Michael Garnreiter and Hadi Partovi are Class A directors; Dr. Mark Kroll, Matthew R. McBrady and Patrick W. Smith are Class B directors; and Richard H. Carmona, Julie Cullivan and Caitlin Kalinowski are Class C directors. Dr. Richard Carmona will retire effective as of the Annual Meeting. One class is elected each year for a three-year term and until their successors are elected and qualified. The classes of prospective directors is determined upon appointment.

The terms for the Class A directors are scheduled to expire at the Annual Meeting. At this Annual Meeting, we are asking shareholders to approve and adopt a proposal to amend the Company’s Certificate to declassify the Board of Directors. If approved, the declassification of the Board of Directors will be phased-in so that beginning with the Annual Meeting, directors will be elected for one-year terms as their present terms expire.

Rationale for Declassifying the Board of Directors

As part of our Board of Directors’ regular evaluations of the Company’s corporate governance and in response to feedback from certain of our shareholders, our Board of Directors has continued to evaluate the classified board structure and consider arguments both for and against the continuation of a classified board. Our Board of Directors recognizes that a classified structure may reduce directors’ accountability to shareholders because such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote and that many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing these policies. After careful deliberation by the NCG Committee and the Board of Directors, upon the recommendation of the NCG Committee, the Board of Directors has determined that it would be in the best interests of the Company, subject to shareholder approval, to declassify the Board of Directors over a phase-in period commencing at the Annual Meeting pursuant to an amendment to our Certificate (the “Declassification Amendment”).

Effect of Proposed Amendment

If the Declassification Amendment is approved and adopted by our shareholders at the Annual Meeting, the Company’s Amended and Restated charter will be amended and we will begin the phased transition to a declassified board structure beginning at the Annual Meeting. In accordance with the Declassification Amendment, the transition would be phased in as follows:

●	If each of Adriane Brown, Michael Garnreiter and Hadi Partovi are elected pursuant to Proposal No. 2 at the Annual Meeting, then each director will be elected for a one-year term expiring at our 2023 annual meeting of shareholders.

●	Each of Dr. Kroll, Matthew R. McBrady and Patrick W. Smith would continue to serve as a Class B director for a term expiring at our 2023 annual meeting of shareholders. At our 2023 annual meeting of shareholders, each of these individuals and each director elected for a one-year term at the immediately preceding annual meeting of

Axon Enterprise, Inc. | 2022 Proxy Statement | 47

shareholders or their respective successors who are nominated by our Board of Directors to serve as a director, and any other individual(s) nominated by our Board of Directors to serve as a director, would stand for election to serve a one-year term.

●	Each of Julie Cullivan and Caitlin Kalinowski would continue to serve as a Class C director for a term expiring at our 2024 annual meeting of shareholders. At our 2024 annual meeting of shareholders, each of these individuals and each director elected for a one-year term at the immediately preceding annual meeting of shareholders or their respective successors who are nominated by our Board of Directors to serve as director, and any other individual(s) nominated by our Board of Directors to serve as a director would stand for election to serve a one-year term.

●	Accordingly, at each annual meeting beginning with our 2024 annual meeting, all directors would be elected to serve one-year terms.

In all cases, each director will serve until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Accordingly, if the Declassification Amendment is approved and adopted, then our Board of Directors will be completely declassified and all directors will be elected annually beginning with our 2024 annual meeting of shareholders. In addition, if the Declassification Amendment is approved and adopted, the Board of Directors would also take prompt action to approve an amendment to the Company’s Bylaws to conform the Bylaws to the Charter with respect to the structure of the Board of Directors’ classes, terms of office and other related provisions.

If the Declassification Amendment is not approved and adopted by our shareholders, the Company’s Certificate will not be amended as set forth above and our Board of Directors will continue to be classified with directors serving staggered terms. The directors elected at this year’s Annual Meeting will serve a three-year term and their term will expire at our 2025 annual meeting of shareholders.

Proposed Amendment to Declassify the Board of Directors

Declassifying the Board of Directors requires an amendment to our Certificate. If this proposal is approved by the shareholders, Section 5(b) of the Certificate would be amended and restated in its entirety to read as follows:

“(b) The directors elected or appointed to the Board of Directors prior to the 2022 annual meeting of shareholders are currently divided into three classes, designated Class A, Class B and Class C. Each class consists, as nearly as may be possible, of an equal number of directors, with the directors of each class serving for a term expiring at the third annual meeting of shareholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Commencing with the Company’s 2022 annual meeting of shareholders, directors shall be elected as follows: (i) each director elected at the 2022 annual meeting of shareholders to succeed those Class A directors whose term expires at such meeting shall hold office for a term expiring at the annual meeting of shareholders to be held in 2023 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; (ii) each director elected at the 2023 annual meeting of shareholders to succeed those Class B directors whose term expires at such meeting shall hold office for a term expiring at the annual meeting of shareholders to be held in 2024 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; and (iii) beginning with the 2024 annual meeting of shareholders and at all subsequent annual meetings of shareholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL and each director elected at an annual meeting of shareholders to succeed those directors whose term expires at such meeting shall hold office for a term expiring at the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.”

In addition, the second sentence of Section 5(c) of the Certificate would be deleted.

The Certificate reflecting this proposed change is attached as Appendix A to this proxy statement.

If approved by our shareholders, the Declassification Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which will occur promptly following the 2022 Annual Meeting.

Axon Enterprise, Inc. | 2022 Proxy Statement | 48

The Board of Directors unanimously recommends a vote FOR approval of the amendment to our Amended and Restated Certificate of Incorporation to declassify the Board of Directors.

Vote Required

Proposal No. 1 requires the affirmative vote of a majority of the shares issued and outstanding as of the record date to approve this amendment to the Certificate. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

Axon Enterprise, Inc. | 2022 Proxy Statement | 49

PROPOSAL NO. 2 - ELECTION OF DIRECTORS

The Board is elected by and accountable to the shareholders to oversee their interest in the long-term health and the overall success of the Company’s business and its financial strength. The Board serves as the ultimate decision-making body of the Company except for those matters reserved to, or shared with, the shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

Election Process

The Board is currently comprised of nine directors. The directors are divided into three classes comprised of three directors in each class. Currently, one class is elected each year for a three-year term and until their successors are elected and qualified. The three director nominees in Class A are up for nomination at the 2022 Annual Meeting. These Class A directors are: Adriane Brown, Michael Garnreiter, and Hadi Partovi.

If the Declassification Amendment (Proposal No. 1) is approved and adopted by our shareholders, then the directors elected at this year’s Annual Meeting will serve a one-year term expiring at our 2023 annual meeting of shareholders. If the Declassification Amendment is not approved and adopted by our shareholders, the Company’s Certificate will not be amended as set forth above and our Board of Directors will continue to be classified with directors serving staggered terms. The directors elected at this year’s Annual Meeting will serve a three-year term and their term will expire at our 2025 annual meeting of shareholders.

The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, as designated by the Board to fill such vacancy.

Unless marked otherwise, signed proxies received will be voted FOR the election of each of the nominees.

The Board of Directors recommends a vote FOR the election of Adriane Brown, Michael Garnreiter, and Hadi Partovi.

Vote Required

Assuming the existence of a quorum, each director will be elected by the affirmative vote of the majority of votes properly cast for and against such nominee’s election. Abstentions and broker non-votes will be counted toward a quorum, but will not affect the outcome of the vote on the election of directors.

Axon Enterprise, Inc. | 2022 Proxy Statement | 50

PROPOSAL NO. 3 - ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “say on pay”):

RESOLVED, that the shareholders of Axon Enterprise, Inc. hereby approve the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.

Background on Proposal

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, shareholders are being given the opportunity to vote at the annual meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, our executive compensation program is designed to allow us to: attract and retain talent, link annual incentive compensation to our financial results produced during the year, and link long term compensation in the form of stock awards to Company performance and enhancement of shareholder value over time. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2021, please refer to the Compensation Discussion and Analysis. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) provide additional information about the compensation that we paid to our NEOs in 2021.

At our 2017 Annual Meeting of Shareholders, the shareholders indicated, on an advisory vote basis, that they preferred that we hold Say on Pay votes on an annual basis (a frequency vote is required to be held at least once every six years). In light of these results, the Company’s Board of Directors decided to hold its future advisory votes on the compensation of named executive officers annually until the next frequency vote, which will be held on or before our 2023 Annual Meeting.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

Overview and Summary; Consideration of Prior Year Say on Pay Vote

The Company believes in competitive compensation aligned with the values, objectives and financial performance of the Company. Since 2018, a significant amount of our executives’ potential total compensation was tied to performance. The Compensation Committee considers the performance criteria for the Company’s performance-based compensation challenging, but achievable. Performance-based RSUs, non-equity incentive compensation plan, and commission targets have been achieved during 2019, 2020, and 2021. With the creation of the CEO Performance Award and XSU awards in 2018 and 2019, respectively, more focus and compensation is aligned with long-term Company performance. As of December 31, 2021, ten tranches of the CEO Performance Award and nine tranches of the XSU awards had vested.

At the 2021 Annual Meeting of Shareholders (“2021 Annual Meeting”), we presented to shareholders, for advisory approval, the Company’s executive compensation (“Say on Pay”). Of the 48.7 million votes cast on the Say on Pay vote (including abstentions), over 93% were favorable for our Say on Pay resolution. The Compensation Committee considered this a favorable outcome and believed it conveyed our shareholders’ support of the Compensation Committee’s decisions and existing executive compensation programs.

Our compensation opportunities for our named executive officers are predominantly delivered in the form of performance-based awards, including equity-based awards, which are designed to promote incentives that are aligned with long-term shareholder interests. It is the Committee’s intent that the total compensation for our NEOs be competitive to attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success.

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The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

Unless marked to the contrary, proxies received will be voted FOR approval of the advisory vote on executive compensation.

The Board of Directors unanimously recommends a vote FOR approval of the resolution set forth above approving the compensation of our named executive officers.

Vote Required

For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal, in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2022. Grant Thornton LLP has acted as the independent registered public accounting firm for the Company since 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice and because the Audit Committee values the views of our shareholders on our independent auditors.

If the shareholders fail to ratify the election, the Audit Committee will reconsider the appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the Company’s best interest.

If the appointment is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2022 will stand, unless the Audit Committee finds other good reason for making a change.

Audit and Non-Audit Fees

The following table presents fees for audit, tax and other professional services rendered by Grant Thornton LLP for the years ended December 31, 2021 and 2020.

	2021	2020
Audit fees	$1,875,000	$1,480,997
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$1,875,000	$1,480,997

Audit Fees: Consisted of fees billed for professional services rendered for the audit of Axon Enterprise, Inc.’s financial statements, fees billed related to Sarbanes-Oxley 404 review and services provided by Grant Thornton LLP in connection with statutory and regulatory filings.

Audit-Related Fees: Audit-related fees related to professional services that are reasonably related to the performance of the audit or review of Axon’s consolidated financial statements. No such services were rendered during the years ended December 31, 2021 or 2020.

Tax Fees: Consisted of fees billed principally for services provided in connection with worldwide tax consulting and planning services. No such services were rendered during the years ended December 31, 2021 or 2020.

All Other Fees: All other fees related to services not included in the categories above, including services related to other regulatory reporting requirements. No such services were rendered during the years ended December 31, 2021 or 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers

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all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

Prior to engagement, the Audit Committee pre-approves the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

●	Audit services include the annual financial statement audit (including required quarterly reviews) and other work required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Such work includes, but is not limited to, services associated with SEC registration statements, periodic reports, SEC reviews and other documents filed with the SEC or other documents issued in connection with securities offerings.
●	Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.
●	Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

The Company’s CFO has the authority to engage the Company’s independent registered public accounting firm for amounts less than $5,000. There were no such audit–related fees, tax fees or other fees in 2021.

The Audit Committee has considered and concluded that the provision by Grant Thornton LLP of non-audit services is compatible with Grant Thornton maintaining its independence.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The Board of Directors recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2022.

Vote Required

For Proposal No. 4, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal, in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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PROPOSAL NO. 5 – APPROVAL OF THE AXON ENTERPRISE, INC. 2022 STOCK INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve the Axon Enterprise, Inc. 2022 Stock Incentive Plan (the “2022 Plan”), which was approved by the Board on March 24, 2022, effective upon and subject to shareholder approval at this Annual Meeting (the “Effective Date”).  The full text of the 2022 Plan is attached to this proxy statement as Annex B.  If approved by shareholders, the 2022 Plan will replace the 2019 Plan and no further awards will be made under the 2019 Plan following the Effective Date.

General Information

On December 19, 2018, the Board adopted, subject to shareholder approval, the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “2019 Plan”).  The 2019 Plan was approved by the Company’s shareholders at a special meeting on February 12, 2019.  Since that special meeting, the Company has been granting equity awards, including under its XSPP, pursuant to the 2019 Plan.

As of February 28, 2022, a total of 931,340 shares remained available for grant under the 2019 Plan. In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, the Company is asking the shareholders to approve the adoption of the 2022 Plan, resulting in an additional 2,500,000 shares available for grant for future equity incentive awards. Based on estimated usage, the Company believes the 2022 Plan will provide the Compensation Committee with sufficient shares for our equity compensation program (exclusive of any grants under the XSPP or any successor program thereto) for an additional two to three years.  If the 2022 Plan is approved, awards granted under the 2019 Plan or any other Prior Plan (as defined in the 2022 Plan) will continue to be subject to the terms of the Company equity plan under which they were granted.

While the 2,500,000 shares that will be available under the 2022 Plan will increase the potential dilution to our current shareholders, we believe that our equity compensation plan is well-managed. Additionally, the shares available under the 2022 Plan would increase our overhang from 8% to 11%. Since the 2019 Plan was approved by shareholders, our net sales have grown by 151%, from $343.8 million in 2017 (the latest date for which such information was available when shareholders voted on the 2019 Plan) to $863.4 million in 2021 and five year total shareholder return is over 500%. Over the past three years, we have delivered a 27% compound annual revenue growth rate. Annual Adjusted EBITDA(1) of $178.2 million in 2021 reflected a 20.6% profit margin and showcases our ability to deliver profitability while investing heavily in new technology. Indeed, we have achieved a three-year Adjusted EBITDA(1) CAGR of 43%. Our focus on building best-in-class subscription software has driven our annual recurring software revenue to $327 million, tripling over three years.

(1)	EBITDA represents a non-GAAP financial measure. For further information about this non-GAAP measure and a reconciliation to net income, the most comparable GAAP financial measure, see Part II, Item 7 "Management's Discussion and Analysis for Financial Condition and Results of Operations-Non-GAAP Financial Measures" in the accompanying Annual Report.

Like the 2019 Plan, the 2022 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units and performance cash.  The key differences between the 2022 Plan and the 2019 Plan include the following:

•

The total number of shares authorized for issuance under the 2022 Plan is 2,500,000, plus the number of shares that were authorized but unissued under the 2019 Plan and the other Prior Plans as of the Effective Date (931,340 shares, as of February 28, 2022).  Based on current grant practices, we believe the 2022 Plan will provide the Compensation Committee with sufficient shares for grants (exclusive of any grants under the XSPP or any successor program thereto) through approximately 2024.

•

The definition of “change in control” has been modified to  include any of the following events:  (i) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company or an employee benefit plan of the Company) of 30% or more of the combined voting power of

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the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); (ii) a change during any 24 consecutive calendar months in a majority of the Company’s current Board (the “Incumbent Board”) (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest); (iii) the consummation of a merger, consolidation or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination immediately after which (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination, (B) at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and (C) no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination; or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

•	Unless sooner terminated, the 2022 Plan will expire on the ten year anniversary of the Effective Date.

No awards have been granted at this time under the 2022 Plan. If shareholders do not approve the 2022 Plan, the 2019 Plan will remain in effect in accordance with its current terms.

Historical Equity Award Data

The following table illustrates the Company’s historical burn rate for the past three years.  Burn rate is calculated as (i) the number of stock options and time-based restricted stock units (“RSUs”) granted, plus (ii) the number of performance-based restricted stock units (“PSUs”) earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated. The Company’s burn rate was as follows:

					(e)
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	Weighted Average Basic	(d) ÷ (e)
	Options	RSUs	PSUs	Total	Outstanding	Burn
Year	Granted (1)	Granted	Earned	Granted/Earned	Granted/Earned	Rate
2019	-	717,915	103,416	821,331	59,189,566	1.39%
2020	-	576,891	183,540	760,431	61,782,262	1.23%
2021	-	686,166	4,345,601	5,031,767	66,190,528	7.60%
					3-Year Average	3.41%

(1)	Options are included in the year granted, rather than earned. Options granted pursuant to the CEO Performance Award are excluded as they were granted in 2018.

In preparing the 2022 Plan, the Company has taken into consideration current best practices with respect to equity-based compensation plans.  In this regard, the 2022 Plan contains the following provisions, which we believe reflect best practices for equity-compensation plans: (i) prohibits the repricing of stock options and SARs without shareholder approval, (ii) prohibits the grant of stock options and SARs with discounted exercise prices, (iii) contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction; (iv) includes, as a general rule, double-trigger vesting following a change in control; (v) provides, as a general rule, that no portion of any award will vest prior to the 12-month anniversary of the grant date, subject to certain limited exceptions; (vi) contains an annual $750,000 limit on non-employee director compensation; (vii) provides that no dividend equivalent may be awarded in connection with any option or SAR and that no dividend equivalents will be paid on full value awards that vest based on the achievement of performance goals, unless and until the underlying award vests or is earned by satisfaction of the applicable performance goals; (viii) does not include an “evergreen” or similar provision providing for automatic share replenishment; and (ix) provides that every award will be subject to potential clawback or recapture to the fullest extent called for by law or Company policy.

The following is a summary of the material terms of the 2022 Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2022 Plan, which is attached to this proxy statement as Annex B.

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Summary of Material Plan Features

Purpose

The Board believes that the 2022 Plan will promote the success and enhance the value of the Company by continuing to link the personal interests of participants to those of Company shareholders.  The Board also believes that the 2022 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.

Administration

The 2022 Plan will be administered by the Compensation Committee.  The Compensation Committee must be comprised of at least two (2) independent members of the Board.  Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “independent” director for purposes of the applicable NASDAQ Listing Rules.  The Compensation Committee, by majority action, is authorized to interpret the 2022 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2022 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2022 Plan, to the extent they are not inconsistent with the 2022 Plan.

Subject to the express provisions of the 2022 Plan, the Compensation Committee will have the authority to determine the participants who are entitled to receive awards under the 2022 Plan; the types of awards; the times when awards shall be granted; the number of awards; the purchase price, exercise price, or base value, if any; the period(s) during which such awards shall be exercisable (whether in whole or in part); the restrictions applicable to awards; and the form of each award agreement.  Neither the award agreement nor the other terms and provisions of any award must be identical for each participant.  The Compensation Committee may, in its discretion, make a limited delegation of its authority to the Company’s Chief Executive Officer to grant awards under the 2022 Plan to individuals who are not subject to Section 16 of the Exchange Act.  The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2022 Plan and the listing requirements of NASDAQ.  The 2022 Plan prohibits the Compensation Committee from repricing any previously granted option or SAR without first obtaining shareholder approval.

In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2022 Plan.

Stock Subject to 2022 Plan

The total number of shares of common stock reserved under the 2022 Plan is 2,500,000, plus the number of shares of stock that were authorized but unissued under the 2019 Plan and all other Prior Plans as of the Effective Date (931,340 shares as of February 28, 2022). Subject to the express provisions of the 2022 Plan, if any award granted under the 2022 Plan or any award outstanding under any Prior Plan after the Effective Date terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2022 Plan.  The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2022 Plan by the entire number of shares of stock subject to such SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise.  Shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will become available for use under the 2022 Plan.

Limitations on Non-Employee Director Awards

The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the date of grant in accordance with applicable accounting rules) of shares subject to awards granted to any one participant who is a non-employee director during any one 12-month period shall not exceed $750,000.

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Eligibility

All employees, officers and non-employee directors of, and consultants to, the Company or an affiliate thereof, as determined by the Compensation Committee, are eligible to participate in the 2022 Plan.  As of March 22, 2022, this included 2,297 employees, 5 officers and 8 non-employee directors.

Awards Available Under the 2022 Plan

The following types of awards may be granted pursuant to the 2022 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, performance cash, stock grants and stock units.

Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2022 Plan. Incentive stock options will be granted only to participants who are employees.  The exercise price of all options granted under the 2022 Plan will be equal to at least 100% of the fair market value of Company stock on the date granted and no option may be exercised more than ten years from the date of grant.  Incentive stock options will not be granted more than ten years after the earlier of the adoption of the 2022 Plan by the Board or the approval of the 2022 Plan by the Company’s shareholders.  The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants.  A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase.  No dividend equivalents may be awarded in connection with any option granted under the 2022 Plan.

Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2022 Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company.  Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date.  Payment for SARs shall be made in cash, stock, or a combination thereof.  SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten years following the grant date.  No dividend equivalents may be awarded in connection with any SAR granted under the 2022 Plan.

Restricted Stock. The Compensation Committee may grant restricted stock under the 2022 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.

Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2022 Plan. A restricted stock unit award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.

Stock Grant Awards. The Compensation Committee may grant stock grant awards under the 2022 Plan upon such terms and conditions, and at any time, and from time to time, as the Compensation Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Compensation Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash

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or in any other form of consideration acceptable to the Compensation Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Stock Unit Awards. The Compensation Committee may grant stock unit awards under the 2022 Plan upon such terms and conditions, and at any time, and from time to time, as the Compensation Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Performance Shares. The Compensation Committee also may grant performance share awards under the 2022 Plan. A performance share award gives the participant the right to receive common stock if the award achieves specified performance goals during a specified performance period, each as specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.

Performance Share Units. The Compensation Committee also may grant performance share unit awards under the 2022 Plan. A performance share unit award gives the participant the right to receive common stock, a cash payment or a combination of stock and cash, if the award achieves specified performance goals during a specified performance period, each as specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.

Performance Cash. The Compensation Committee may grant performance cash awards under the 2022 Plan upon such terms and conditions, and at any time, and from time to time, as the Compensation Committee shall determine. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2022 Plan as it may deem advisable, including restrictions under applicable federal securities law, the requirements of any stock exchange upon which the Company’s common stock is then listed and any blue sky or state securities law applicable to the awards.

Minimum Vesting Requirement

The 2022 Plan imposes a minimum vesting requirement on awards such that no portion of any award shall vest prior to the 12-month anniversary of the grant date.  This minimum vesting requirement does not apply to up to 5% of the total number of shares reserved for grant under the 2022 Plan.

Change in Control

The 2022 Plan also provides that in the event of a “change in control” of the Company, unless otherwise provided for in an award agreement, change in control transaction document or employment agreement between the Company and a participant, all awards that are outstanding and unvested as of immediately prior to such change in control will remain outstanding and unvested. If, however, (a) within 12 months following a change in control, the participant’s employment with the Company is terminated without cause (as defined in the 2022 Plan), or (b) in connection with the change in control, no provision is made for continuation or assumption of awards in a manner that preserves the material terms and conditions of the awards, then, as of the date of such termination or change in control, all awards then-held by such participant shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse.

Non-transferability

Unless otherwise determined by the Compensation Committee, no award granted under the 2022 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and

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distribution or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Adjustment Provisions

If there is a change in the outstanding shares of stock because of a stock dividend or split, split-up or spin-off, extraordinary dividend or other extraordinary distribution (whether in the form of cash, stock or other property), change in control, recapitalization, rights offering, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the stock, the aggregate number of shares of stock available under the 2022 Plan and subject to each outstanding award, and any applicable stated exercise price or the basis upon which the award is measured, will be adjusted by the Compensation Committee.  In such circumstances, the Compensation Committee may also make any adjustments it determines in its sole discretion to be appropriate, including, for example, substitution of other securities or property for the shares of stock subject to awards, cancellation of outstanding awards for cash or other property and cancellation of options or SARs for which the exercise price exceeds the fair market value without payment or consideration.  Any adjustments permitted under the 2022 Plan will be binding on all holders of awards under the 2022 Plan.

Clawback

Every award granted under the 2022 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Amendment, Modification and Termination of 2022 Plan

Subject to the Board’s right to terminate, amend or modify the 2022 Plan at any time, the 2022 Plan will remain in effect until all awards issued under the 2022 Plan expire, terminate, are exercised or are paid in full in accordance with the 2022 Plan provisions and any award agreement.  However, no award may be granted under the 2022 Plan after the tenth anniversary of the Effective Date.

The Board has discretion to terminate, amend or modify the 2022 Plan.  Any such action of the Board is subject to the approval of the shareholders to the extent required by the 2022 Plan, law, regulation or the rules of any exchange on which Company stock is listed.  To the extent permitted, the Board may delegate to the Compensation Committee or the Company’s Chief Executive Office the authority to approve immaterial amendments to the 2022 Plan.  Except as otherwise provided in the 2022 Plan, neither the Board, the Compensation Committee nor the Company’s Chief Executive Officer may do any of the following without shareholder approval: reduce the purchase price, exercise price, or base value of any outstanding award, including any option or SAR; increase the number of shares available under the 2022 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of common stock on the grant date; reprice previously granted options or SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price of the original option or SAR; extend the exercise period or term of any option or SAR beyond ten years from the grant date; expand the types of awards available for grant under the 2022 Plan; or expand the class of individuals eligible to participate in the 2022 Plan.

Tax Withholding

The Company shall have the power to withhold, or require a participant to remit to the Company, the value of any applicable tax withholding in respect of any award, or take such other action as may be necessary or appropriate in the opinion of the Compensation Committee to satisfy any obligation for the payment of such taxes. To the extent that alternative methods of withholding are available under applicable laws, the Compensation Committee will have the power to choose among such methods.

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Federal Income Tax Information

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2022 Plan based on federal income tax laws in effect on March 22, 2022. This summary is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2022 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.  The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock award and makes the timely election permitted by Section 83(b) of the Tax Code.  Under the 2022 Plan, no participant will be permitted to make a Section 83(b) election without the prior written consent of the Company.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment or settlement of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, the participant will generally recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. Subject to the deduction limitations of Section 162(m) of the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise of such option. However, the amount equal to the excess of the stock’s fair market value on the date of exercise over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise (the “holding period requirements”), the gain or loss (in an amount equal to the difference between the sale price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.

Some awards may be subject to Section 409A of the Tax Code (“Section 409A”), which regulates deferral arrangements. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2022 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2022 Plan in such a manner.

Tax Consequences to the Company or Its Affiliates

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will, subject to the deduction limitations of Section 162(m) of the Tax Code, be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code.

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New Plan Benefits

Benefits under the 2022 Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s common stock at various future dates. Consistent with our current director compensation program discussed under "Director Compensation", it is anticipated that each non-employee director will be granted restricted stock units on the date of the Annual Meeting with a grant date fair value of $200,000 and that the Chairman of the Board will receive a grant of restricted stock units with a grant date fair value of $20,000 (collectively, the "2022 Director Grants"). Consequently, other than the 2022 Director Grants it is not possible to determine the future benefit that will be received by participants in the 2022 Plan.  In 2021, however, the following awards were made under the 2019 Plan to the CEO and Other Individuals Named in the Summary Compensation Table.

	Number of	Number of	Grant Date
Name and Position	Grants	Shares Granted	Fair Value ($)
Patrick W. Smith	-	-	$-
Chief Executive Officer
Luke S. Larson	2	21,337	3,400,264
President
Jawad A. Ahsan	4	29,245	4,500,251
Chief Financial Officer
Joshua M. Isner	4	20,930	3,175,173
Chief Revenue Officer
Jeffrey C. Kunins	5	18,050	2,700,451
Chief Product Officer and EVP of Software

Stock awards made during 2021 to employees and other service providers who are not the CEO and Other Individuals Named in the Summary Compensation Table:

	Number of	Grant Date
Name and Position	Shares Granted (1)	Fair Value ($)
Current executive officers as a group	89,562	$13,776,140
All current non-employee directors as a group	11,616	1,620,200
All employees, including all current officers who are not executive officers as a group	709,363	116,719,373
(1)	Includes performance share units at target value.

No options have been granted under the 2019 Plan. As of March 22, 2022, the closing price of the Company’s stock on the NASDAQ was $137.67 per share.

The Board of Directors recommends a vote FOR approval of Proposal No. 5.

Vote Required

For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal, in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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OTHER MATTERS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of the management of Axon and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement.

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Axon’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which accompanies this proxy statement.

Axon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In the event that Axon does update any forward-looking statement, no inference should be made that Axon will make additional updates with respect to that statement, related matters or any other forward-looking statements.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy materials for the 2023 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December [●], 2022 by the Corporate Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.

Shareholders may bring business before an annual meeting of shareholders that is not submitted for inclusion in the Company’s proxy materials (including the nomination of any person to be elected as a director) only if the shareholder proceeds in compliance with the Company’s bylaws. For business to be properly brought before an annual meeting of shareholders by a shareholder that is not submitted for inclusion in the Company’s proxy materials (including the nomination of any person to be elected as a director), notice of the proposed business must be given to the Corporate Secretary of the Company in writing no later than 60 days before the annual meeting of shareholders or (if later) ten days after the first public notice of the meeting is sent to shareholders.

The notice to the Company’s Corporate Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the shareholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the number of shares of common stock of the Company directly or beneficially owned by the shareholder; (c) any interest of the shareholder in the proposed business; (d) the name or names of each person nominated by the shareholder to be elected or re-elected as a director, if any; and (e) with respect to any such director nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the number of shares of common stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Exchange Act or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees

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other than Company nominees must provide notice to the Company that sets forth the information required by Rule l4a-19 under the Exchange Act no later than March 21, 2023.

The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and Annual Report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (480) 515-6330, requesting such copies. If a shareholder is receiving multiple copies of the proxy statement and Annual Report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is available to shareholders without charge upon request to: Investor Relations, Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2022

The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2021 Annual Report and this proxy statement, are available over the Internet by accessing the investor relations page of the Company’s website at http://investor.axon.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

By Order of the Board of Directors,

/s/ ISAIAH FIELDS

Isaiah Fields
Corporate Secretary

[●]

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ANNEX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AXON ENTERPRISE, INC.

Axon Enterprise, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Law”),

DOES HEREBY CERTIFY:

1.That the name of this corporation is Axon Enterprise, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on January 5, 2001 under the name Taser International, Inc.

2.That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

1.The name of the corporation is Axon Enterprise, Inc. (the “Corporation”).
2.The street and the mailing address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
3.The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Law.
4.(a)The Corporation is authorized to issue a total of 225,000,000 shares of two classes of stock: 200,000,000 shares of Common Stock, par value $.00001 per share; and 25,000,000 shares of Preferred Stock, par value $.00001 per share.

(b)Holders of Common Stock are entitled to one vote per share on any matter submitted to the stockholders. On dissolution of the Corporation, after any preferential amount with respect to any series of Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in such distribution of assets are entitled to receive the net assets of the Corporation.

(c) The Board of Directors is authorized, subject to limitations prescribed by the Law and by the provisions of this Article 4, and to the approval of a majority of the Corporation’s independent and disinterested directors, to provide for the issuance of shares of Preferred Stock in series. The Board of Directors is further authorized to establish from time-to-time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

(i)The number of shares in and the distinguishing designation of that series;
(ii)Whether shares of that series will have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;

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(iii)Whether shares of that series will be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;
(iv)Whether shares of that series will be redeemable and the terms and conditions of the redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;
(v)The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;
(vi)The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the right of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and
(vii)Any other rights, preferences and limitations of that series that are permitted by the Law.

(d)No stockholder of the Corporation shall be entitled to any cumulative voting rights. The Board of Directors is authorized, subject to limitations prescribed by the Law, by resolution to create, issue and fix the terms of any preemptive or antidilution rights of any stockholder.

5.The number, classification and terms of the Board of Directors and the procedures to elect or remove directors and to fill vacancies on the Board of Directors shall be as follows:
(a)The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of the vote. In no event shall the number of directors that constitute the whole Board of Directors be less than three (3) or more than eleven (11). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

(b)~~The Board of Directors of the Corporation shall be divided into three (3) classes designated Class A, Class B and Class C, respectively, as nearly equal in number as possible, with each director in office at the time of such initial classification receiving the classification approved by a majority of the Board of Directors. The initial term of office of directors of Class A shall expire at the annual meeting of stockholders of the Corporation in 2001, of Class B shall expire at the annual meeting of stockholders of the Corporation in 2002, and of Class C shall expire at the annual meeting of stockholders of the Corporation in 2003, and in all cases a director shall serve until the director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 2001, each director elected to succeed a director whose term is then expiring shall hold office until the third annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by this Article, a majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.~~ The directors elected or appointed to the Board of Directors prior to the 2022 annual meeting of stockholders are currently divided into three classes, designated Class A, Class B and Class C. Each class consists, as nearly as may be possible, of an equal number of directors, with the directors of each class serving for a term expiring at the third annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Commencing with the Company’s 2022 annual meeting of stockholders, directors shall be elected as follows: (i) each director elected at the 2022 annual meeting of stockholders to succeed those Class A directors whose term expires at such meeting shall hold office for a term expiring at the annual meeting of stockholders to be held in 2023 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; (ii) each director elected at the 2023 annual meeting of stockholders to succeed those Class B directors whose term expires at such meeting shall hold office for a term expiring at the annual meeting of stockholders to be held in 2024 and until his or her

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successor is duly elected and qualified or until his or her earlier death, resignation or removal; and (iii) beginning with the 2024 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL and each director elected at an annual meeting of stockholders to succeed those directors whose term expires at such meeting shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

(c)Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by the Law); provided that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors: (i) such directorship shall be for a term of office continuing only until the next election of one or more directors by the stockholders; and (ii) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders. ~~Each director chosen in accordance with this provision shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly-created directorship, shall receive the classification approved by a majority of the Board of Directors and shall hold office until the first meeting of stockholders held after his or her election for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.~~

(d)A director may be removed from office before the expiration date of that director's term of office, with or without cause, only by an affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the "Voting Stock"), voting together as a single class.

(e)Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of a majority of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 5.

6.(a)All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that power or the powers conferred by the Law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the Bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the Bylaws and by the vote of the holders of not less than a majority of the Voting Stock, voting together as a single class. Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 6.

(b)Subject to the terms of any Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such stockholders or by written consent of all (but not less than all) stockholders entitled to vote in lieu of such a meeting.

7.A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article does not eliminate the liability of any director for

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any act or omission for which such elimination of liability is not permitted under the Law. No amendment to the Law that further limits the acts or omissions for which elimination of liability is permitted will affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.
8.The Corporation may indemnify to the fullest extent not prohibited by law any person (an “Indemnified Person”) who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, in its sole discretion, pay for or reimburse the reasonable expenses incurred by any Indemnified Person in any such proceeding in advance of the final disposition of the proceeding. This Article 8 will not be deemed exclusive of any other provisions for indemnification of or advancement of expenses to an Indemnified Person that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement.
9.The election of directors need not be by written ballot unless a stockholder demands election by written ballot before voting begins at a meeting of stockholders.
10.The name and mailing address of the incorporator is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808.

* * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___ day of _________, 2022.

By:
Name:
Title:

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ANNEX B

AXON ENTERPRISE, INC.

2022 STOCK INCENTIVE PLAN

SECTION 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1Establishment.  Axon Enterprise, Inc., a Delaware corporation (the “Company”), hereby establishes the Axon Enterprise, Inc. 2022 Stock Incentive Plan (the “Plan”).  The Plan shall supersede and replace the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “2019 Plan”) and all other Prior Plans.  No awards shall be made pursuant to the 2019 Plan or any other Prior Plan on or after the Effective Date; provided, that, the Prior Plans shall remain in effect until all awards granted prior to the Effective Date under such Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

1.2Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.  To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grant Awards, Stock Units, Performance Shares, Performance Share Units, and Performance Cash.

1.3Effective Date. The Plan shall become effective on the date it is approved by the shareholders at the Company’s 2022 Annual General Meeting of Shareholders (the “Effective Date”).

1.4Expiration Date.  The Plan shall expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”).  Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

SECTION 2

GLOSSARY AND INTERPRETATION

2.1Glossary. Capitalized words used but not defined herein shall be given the meaning ascribed to it in the attached Glossary, which is incorporated into and is part of the Plan.

2.2Interpretation. Pronouns and other words of gender shall be read as gender-neutral.  The singular shall include the plural and the plural shall include the singular.  The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”.  If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1General Eligibility.  Persons eligible to participate in the Plan consist of all employees, officers and Non-Employee Directors of, and Consultants to, the Company or any Affiliate.  Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award shall vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.

3.2Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

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SECTION 4

ADMINISTRATION

4.1General.  The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board.  All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable.  The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2Committee Responsibilities.  Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards shall be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award shall relate; (d) determine the terms and conditions of any Award, including the purchase price or exercise price or base value, the grant price, the period(s) during which such Awards shall be exercisable (whether in whole or in part); (e) determine any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the case of a Change in Control, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions on any Award subject to the minimum vesting requirement set forth in Section 12.9 prior to the date on which such minimum vesting requirements are satisfied; (f) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (g) prescribe the form of each Award Agreement, which need not be the same for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; (j) make any other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan, including establishing, adopting or revising any rules and regulations as it deems necessary or advisable to administer the Plan; and (k) correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement.  The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan.  The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in the Plan, that it may determine necessary or appropriate to administer the Plan.

4.3Decisions Final.  The Committee’s interpretation of the Plan and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and the Award Agreements are final, binding and conclusive on all parties.  All authority of the Committee with respect to Awards issued pursuant to the Plan, including the authority to amend outstanding Awards, shall continue after the termination of the Plan so long as any Award remains outstanding.  Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee as long as such action or decision not to act is not inconsistent with a provision of the Plan.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

4.4Delegation to CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than to employees who are or may become, upon hiring, employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees.  The Committee’s delegation to the CEO may be revoked or modified at any time.  Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee and must, at a minimum, specify the total number of shares of Stock subject to such Awards and the vesting schedule applicable to such Awards.

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SECTION 5

SHARES AVAILABLE FOR GRANT

5.1Number of Shares. Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 2,500,000 shares of Stock, plus the number of shares of Stock that are authorized but unissued under the Prior Plans as of the Effective Date.  The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.

5.2Share Counting.  The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:

a.The number of shares of Stock available for grant under the Plan shall be reduced by one share of Stock for each share subject to Awards granted under the Plan.

b.In the event any Award granted under the Plan, or any award outstanding under any Prior Plan after the Effective Date, is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such Award, to the extent of any such termination, expiration, forfeiture, or cancellation, shall again be available for grant under the Plan.

c.If shares of Stock are not delivered in connection with an Award because the Award is settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1.  If an Award may be settled in cash or Stock, the rules set forth in Section 5.2(a) shall apply until the Award is settled, at which time, if the Award is settled in cash, the underlying shares of Stock shall be added back to the shares available for grant pursuant to Section 5.1.

d.The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) shall reduce the number of shares of Stock available for grant under Section 5.1 by the entire number of shares of Stock subject to such SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock shall be issued upon such an exercise.

e.Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with an Award shall again become available for grant under the Plan.  Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR shall increase or replenish the number of shares available for grant under Section 5.1.

f.If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.

5.3Award limits.  Notwithstanding any other provision in the Plan, and subject to adjustment as provided in Section 5.4:

a.The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

b.The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the Date of Grant in accordance with applicable accounting rules) of shares of Stock subject to Awards granted to any one Participant who is a Non-Employee Director during any one 12-month period shall not exceed $750,000.  For the avoidance of doubt, if a Non-Employee Director serves the Company in more than one capacity during any 12-month period, the total compensation limit described in this Section 5.3(b) shall only apply to the compensation paid for services performed as a Non-Employee Director.  To the extent any Non-

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Employee Director compensation is deferred, it shall be counted toward this total compensation limit for the year in which the compensation was first earned or granted.

c.The maximum number of shares of Stock that may be granted with respect to Awards that do not satisfy the minimum vesting requirement set forth in Section 12.9 shall be five percent (5%) of the numeric limit set forth in Section 5.1.

5.4Adjustment in Capitalization. Except as otherwise provided in an applicable Award Agreement, in the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, split-up or spin-off, extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock or other property), Change in Control, recapitalization, rights offering, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the Stock, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of: (a) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (b) any numeric or share-based limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (d) the performance period, performance targets and/or other goals applicable to any outstanding Awards; or (e) any other terms of an Award that are affected by the event.  Moreover, in the event of any such transaction described in the preceding sentence, except as otherwise provided in an applicable Award Agreement, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine, including (i) making provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such Option or SAR over the aggregate exercise price of such Option or SAR, (ii) canceling and terminating any Option or SAR having a per-share exercise price equal to, or in excess of, the Fair Market Value of a share of Stock subject to such Option or SAR without any payment or consideration therefor or (iii) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless exercised prior thereto.  Any action taken pursuant to this Section 5.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.  The adjustments permitted under this Section 5.4 shall be binding on all Participants without their consent or further action thereby.

5.5Replacement Awards. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share.  To the extent permitted by Section 409A of the Code, Options or SARs issued pursuant to this Section 5.5 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted.  Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 5.5 shall not be counted against the number of shares of Stock available for grant under Section 5.1.  Any shares of Stock authorized and available for issuance under the Acquired Plan during its remaining term may, subject to adjustment as described in Section 5.4, be available for use in making Awards under the Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NASDAQ Rules (or rules of any other exchange upon which the Stock is then traded), including NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.

5.6Fractional Shares. No fractional shares of Stock shall be issued pursuant to the Plan.  Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash shall be given in lieu of fractional shares.  In the event of adjustment as provided in Section 5.4 or the issuance of replacement awards as provided in Section 5.5, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to a whole share in a manner that complies with Section 409A.

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SECTION 6

STOCK OPTIONS

6.1Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee.  Options are also subject to the following additional terms and conditions:

a.Exercise Price.  No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Date of Grant.

b.Exercise of Option.  Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

c.Term of Option.  Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the Date of Grant.

d.Payment.  The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation).  In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.  The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described in the first sentence of this Section 6.1(d) in the event payment of an Option is made through the tendering of shares.

e.Repricing of Options.  Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant.  Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

f.Nontransferability of Options.  No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.  Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

g.No Dividend Equivalents.  No dividend equivalents may be awarded in connection with any Option granted under the Plan.

6.2Incentive Stock Options.  Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

a.Exercise Price.  Subject to Section 6.2(e), the exercise price per share of Stock granted pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Date of Grant.

b.Term of Incentive Stock Option.  In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Date of Grant.  Incentive Stock Options shall not be granted more than ten (10) years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s shareholders.

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c.Lapse of Option.  An Incentive Stock Option shall lapse in the following circumstances:

i.The Incentive Stock Option shall lapse ten (10) years from the Date of Grant, unless an earlier time is set forth in the Award Agreement;

ii.The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

iii.If the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (A) the scheduled termination date of the Option; or (B) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability.  Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last shall and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

d.Individual Dollar Limitation.  The aggregate fair market value (determined as of the time an Award is made and in accordance with Section 422 of the Code) of all shares of Stock subject to Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

e.Ten Percent Owners.  An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five (5) years from the Date of Grant.

f.Right to Exercise.  Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.

g.Limitation on Number of Shares Subject to Awards.  In accordance with Section 5.3(a), but subject to adjustment as provided in Section 5.4, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee.  SARs may be granted in connection with the grant of an Option, in which case the exercise of such SARs shall result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised.  When SARs are granted in connection an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code.  Alternatively, SARs may be granted independently of Options.  SARs are also subject to the following additional terms and conditions:

a.Base Value.  No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Date of Grant.

b.Exercise of SARs.  SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.

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c.Term of SARs.  Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Date of Grant.

d.Payment of SAR Amount.  Upon the exercise of a SAR, the Participant shall be entitled to receive an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Date of Grant; by (ii) the number of shares with respect to which the SAR is exercised.  Payment for SARs shall be made in the manner and at the time specified by the Committee in the Award Agreement.  At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

e.Repricing of SARs.  Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified or repriced to reduce the base value after the Date of Grant.  Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below the base value of the SAR being surrendered or exchanged.

f.Nontransferability of SARs.  No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by shall or by the laws of descent and distribution.  Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.  Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

g.No Dividend Equivalents.  No dividend equivalents may be awarded in connection with any SAR granted under the Plan.

SECTION 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  Restricted Stock Awards are also subject to the following additional terms and conditions:

a.Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant.  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee.  To the extent that Restricted Stock includes the right to receive dividends, any dividends paid by the Company during the period of restriction shall accrue and shall not be paid to the Participant until and only to the extent the Restricted Stock vests and becomes nonforfeitable.  Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

b.Forfeiture.  Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited.

c.Evidence of Ownership for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company

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may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

8.2Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  Restricted Stock Units are also subject to the following additional terms and conditions:

a.Issuance and Restrictions.  Restricted Stock Units grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant.  These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

b.Forfeiture.  Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

c.Form and Timing of Payment.  Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement.  In the Award Agreement, the Committee may provide that payment shall be made in cash or Stock, or in a combination thereof.

SECTION 9

STOCK GRANTS AND STOCK UNITS

9.1Stock Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Grant Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  Subject to Section 5.3(c), a Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions.  The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee.  A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Unit Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  Subject to Section 5.3(c), a Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions.  A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

SECTION 10

PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, AND PERFORMANCE CASH

10.1Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  A Performance Share grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals.  Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.  Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.  To the extent that an Award of Performance Shares includes the right to receive dividends, any dividends paid by the Company during the period of restriction shall accrue and shall not be paid to the Participant until and only to the extent the Performance Shares vest and become nonforfeitable.

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10.2Performance Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  A Performance Share Unit grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals.  Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.  At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Share Units in cash, shares of Stock of equivalent cash value, or in a combination thereof.

10.3Performance Cash. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee.  An award of Performance Cash grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals.  Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

10.4Performance Goals. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash awards shall be specified by the Committee in the Award Agreement.  The Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 10.

SECTION 11

CHANGE IN CONTROL

11.1Double Trigger Vesting. Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in an applicable Award Agreement, the applicable Change in Control transaction documents or any employment agreement between the Company and a Participant, in the event that an employee Participant incurs a Termination of Employment without Cause within 12 months following a Change in Control, any Awards that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Participant’s Termination of Employment without Cause.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.

11.2Substitution or Assumption.  Notwithstanding Section 11.1 and except to the extent the Committee specifically established otherwise in an applicable Award Agreement, and except as provided in Section 11.4, in the event of a Change in Control, unless provision is made in connection with the Change in Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, exercise prices and Performance Goals, in each case, that the Committee determines shall preserve the material terms and conditions of such Awards as in effect immediately prior to the Change in Control (including with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change in Control, the difficulty of achieving Performance Goals (if applicable) and transferability of the shares underlying such Awards), immediately upon the occurrence of a Change in Control, any Awards that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Change in Control.

11.3Participant Consent Not Required. Nothing in this Section 11 or any other provision of the Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of the Plan shall be interpreted in a manner consistent with this intent.  Similarly, nothing in this Section 11 or any other provision of the Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction.

11.4Awards Subject to Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change in Control, to the extent provided

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in this Section 11, any unvested but outstanding Awards shall automatically vest as of the date of such Change in Control and shall not be subject to the forfeiture restrictions following such Change in Control; provided that, in the event that such Change in Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

SECTION 12

OTHER PROVISIONS APPLICABLE TO AWARDS

12.1Award Agreements. All Awards shall be evidenced by an Award Agreement.  The Award Agreement shall include such terms and provisions as the Committee determines appropriate including non-solicitation provisions, non-competition provisions, confidentiality provisions and other restrictive covenants the Committee deems appropriate.  The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.

12.2Termination of Employment or Service. Subject to the provisions of the Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or (Termination of Service).  Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.

12.3Form of Payment. Subject to the provisions of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award made be made in such form as determined by the Committee including cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.

12.4Limits on Transfer.

a.General.  Except as provided in Section 6.1(f), Section 7.1(f), Section 12.4(b) or Section 12.5, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by shall or by the laws of descent and distribution or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

b.Transfer to Family Members.  The Committee shall have the authority to adopt a written policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member.  In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by shall or the laws of descent and distribution.  A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

12.5Beneficiaries.  Notwithstanding Section 12.4(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 6.2(c)(iii), upon the Participant’s Disability.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

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12.6Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded.  All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.  No Participant shall, with respect to any Award, make the election described in Section 83(b) of the Code without the prior written consent of the Company.

12.7Clawback.  Every Award issued pursuant to the Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.  By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy.  As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.

12.8Stock Ownership Guidelines. By accepting an Award, each Participant who is subject thereto agrees to be bound by and comply with the Company’s stock ownership guidelines as such guidelines may be amended from time to time.

12.9Minimum Vesting Requirement.  Subject to Sections 4.2 and 5.3(c), no portion of any Award shall vest prior to the 12-month anniversary of the Date of Grant.

12.10Dividend Equivalents.  In no event shall any dividend equivalent award vest or be paid prior to the vesting of the corresponding Award and such dividend equivalent awards shall only be paid to the Participant if and to the extent that the Award vests and becomes nonforfeitable.

SECTION 13

AMENDMENT, MODIFICATION, AND TERMINATION

13.1Amendment, Modification and Termination of the Plan.  The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed.  Notwithstanding the above, to the extent permitted by law and the Company’s charters (including the charter of the Committee), the Board may delegate to the Committee or the CEO the authority to approve immaterial amendments to the Plan.  Except as provided in Section 5.4, neither the Board, the CEO, nor the Committee may, without the approval of the shareholders: (a) reduce the exercise price or base value of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (d) reprice previously granted Options or SARs or take any action relative to any Options or SARs that would be treated as a repricing under applicable NASDAQ Listing Rules (or the rules of any exchange on which the Stock is then listed); (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price or base value that is less than the exercise price or base value for the original Option or SAR; (f) extend the exercise period or term of any Option or SAR beyond

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ten (10) years from the Date of Grant; (g) expand the types of Award available for grant under the Plan; or (h) expand the class of individuals eligible to participant in the Plan.

13.2Awards Previously Granted. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award.  Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 5.4.

SECTION 14

TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, the value (in cash, Stock, other Awards or other property) of any applicable federal, state and local tax or other withholding amounts in respect of any Award, or to take such other action as may be necessary or appropriate in the opinion of the Committee or the Company to satisfy any obligation, in whole or in part, for the payment of such taxes.  Such other actions may include the requirement that the Participant, or the Company on behalf of the Participant, execute a market sale of Shares or other consideration received pursuant to the Award.  The Committee may permit the Participant to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount sufficient to cover the amount of taxes to be withheld (as such withholding amount may be determined by the Committee or, if and to the extent the Committee may allow, elected by the Participant, based on a withholding rate no less than the Participant’s minimum statutory tax withholding rate and no greater than the maximum statutory tax rate, in each case, applicable in the Participant’s jurisdiction(s)) (in a manner limited so as to avoid adverse accounting treatment for the Company and permitted under applicable withholding rules promulgated by the U.S. Internal Revenue Service or other applicable governmental entity in a Participant’s jurisdiction(s)); (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer (in a manner limited so as to avoid adverse accounting treatment for the Company) to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction (in a manner limited so as to avoid adverse accounting treatment for the Company); or (d) personal check or other cash equivalent acceptable to the Company; provided that, in the event shares of Stock are withheld in connection with the vesting of an Award of Restricted Stock, such withheld shares of Stock shall be immediately canceled by the Company and shall not constitute treasury shares.

SECTION 15

INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.

SECTION 16

GENERAL PROVISIONS

16.1No Rights to Awards. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.

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16.2Continued Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

16.3Funding.  The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan.  Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder.  The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

16.4Expenses.  The expenses of administering the Plan shall be borne by the Company.

16.5No Stockholders Rights.  No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

16.6Titles and Headings. The titles and headings of the Sections in the Plan and any Award Agreement are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.7Successors and Assigns. The Plan and any Award Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

16.8Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any Award Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

16.9Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan.  If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.  The Committee shall impose such restrictions on any Award as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of the NASDAQ (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.

16.10Governing Law.  The Plan shall be governed and construed in accordance with the laws of the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions.  All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and any Award and agree not to raise or assert the defense that such forum is not convenient for such party.  The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

16.11Securities Law Compliance.  With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act.  Notwithstanding any other provision of the Plan or any Award Agreement, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act.  To the extent any provision of

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the Plan or Award Agreement or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

16.12Section 409A of the Code.

a.General Compliance.  Some of the Awards that may be granted pursuant to the Plan (including Restricted Stock Units Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code.  If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and the Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of the Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with any Award (including any taxes and penalties under Section 409A of the Code), and the Company shall have no obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.  The Company makes no representations concerning the tax consequences of receipt of any Award under Section 409A or any other U.S. federal, state or local tax law.

b.Delay for Specified Employees.  If, at the time of a Participant’s “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)), the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s separation from service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s separation from service (or the date of the Participant’s death if earlier than the end of the six (6) month period).  Any amounts that would have been distributed during such six month period shall be distributed on the day following the expiration of the six (6) month period.

c.Prohibition on Acceleration or Deferral.  Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code.  If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment shall be treated as made within the specified time period.  In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

Axon Enterprise, Inc.

By:Isaiah Fields

Its:Corporate Secretary

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GLOSSARY

a.“Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group.  In applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3).

b.“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant Award, Stock Unit, Performance Share, Performance Share Unit, or Performance Cash granted to a Participant under the Plan.

c.“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgment is required.

d.“Board” means the Board of Directors of the Company, as constituted from time to time.

e.“Cause” unless otherwise defined in an employment agreement between the Participant and the Company or Award Agreement, means any of the following:

i.the Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;

ii.the Participant’s violations, or assistance to or conspiracy with others to commit any violations, of applicable law or of Company policies;

iii.the Participant’s repeated insubordination or failure to substantially perform his or her employment duties or duties as a Non-Employee Director; or

iv.the Participant’s engagement in conduct that is injurious to the Company, any Affiliate or the Company’s customers or partners, or any employees, representatives or agents of any such parties.

f.“CEO” means the Chief Executive Officer of the Company.

g.“Change in Control” means any of the following:

i.The consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y), only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”) or (B) the sale, transfer or other similar disposition of all or substantially all the assets of the Company to any Person or Persons, (other than (1) any disposition to an Affiliate or (2) any dividend or distribution of assets (including the stock of any Affiliate) to the shareholders of the Company) (a “Sale”) and immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d 3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of

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voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors (as defined below) at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

ii.any Person, corporation or other entity (other than (A) the Company or  (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (ii), the following acquisitions shall not constitute a Change in Control:  any acquisition (x) directly from the Company, (y) by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (i) above;

iii.the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in subparagraph (i) above that does not otherwise constitute a Change in Control; or

iv.during any period of twenty-four (24) consecutive calendar months, individuals who were Directors on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the non-employee members of the Board, provided that any person becoming a Director subsequent to the first day of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director; provided, further, however, that no such individual shall be an Incumbent Director if such individual’s initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of Directors, (B) actual or threatened solicitation of proxies or consents by or on behalf of any person or persons (whether or not acting in concert) other than the Board or (C) agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation.

h.“Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

i.“Committee”, except as set forth in Section 4.1, means the Compensation Committee of the Board.

j.“Consultant” means a consultant or adviser that (i) provides bona fide services to the Company or an Affiliate as an independent contractor and not as an employee; (ii) is a natural person; and (iii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities.

k.“Date of Grant” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award shall become effective.

l.“Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.

m.“Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  The permanence and degree of impairment shall

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be supported by medical evidence.  For purposes of an Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.

n.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including regulations thereunder and successor provisions and regulations thereto.

o.“Exchange Act” means the Securities Exchange Act of 1934, as amended, including regulations thereunder and successor provisions and regulations thereto.

p.“Fair Market Value” means, as of any date, the closing price for one share of Stock as reported on the NASDAQ (or any other exchange on which the Stock is then listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.

q.“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

r.“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

s.“Non-Employee Director” means a member of the Board who is not a common-law employee of the Company.

t.“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

u.“Option” means a right granted to a Participant under Section 6.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

v.“Participant” means a person who has been granted an Award.

w.“Performance Cash” means a right granted to a Participant pursuant to Section 10.

x.“Performance Goals” means, for a Performance Period, the goals established by the Committee for such Performance Period.  The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual.  The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

y.“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

z.“Performance Share” means a right granted to a Participant under Section 10.

aa.“Performance Share Unit” means a right granted to a Participant under Section 10.

bb.“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

cc.“Prior Plan” means the 2019 Plan, the Axon Enterprise, Inc. 2018 Stock Incentive Plan, the Taser International, Inc. 2016 Stock Incentive Plan] and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.

dd.“Restricted Stock” means Stock granted to a Participant under Section 8.

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ee.“Restricted Stock Unit” means a right granted to a Participant under Section 8.

ff.“Securities Act” means the Securities Act of 1933, as amended, including regulations thereunder and successor provisions and regulations thereto.

gg.“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).

hh.“Stock” means the common stock of the Company, par value $0.00001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Section 5.

ii.“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7.

jj.“Stock Grant Award” means a right granted to a Participant under Section 9.

kk.“Stock Unit” means a right granted to a Participant under Section 9.

ll.“Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company.  For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company.  In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)).

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[PRELIMINARY COPY-SUBJECT TO COMPLETION]

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AXON ENTERPRISE, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting - Go to www.virtualshareholdermeeting.com/AXON2021 You may attend the Annual Shareholder Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D45490-P51078 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AXON ENTERPRISE, INC. The Board of Directors recommou vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of the three Class C directors of the Company named in the proxy statement for a term of three years, and until their successors are elected and qualified. Nominees: 01) Richard H. Carmona 02) Julie Cullivan 03) Caitlin Kalinowski For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! For ! ! ! Against ! ! ! Abstain 2. Proposal No. 2 requests that shareholders vote to approve, on an advisory basis, the compensation of the Company's named executive officers. 3. Proposal No. 3 requests that shareholders vote to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2021. Proposal No. 4 requests that shareholders vote to approve an amendment to the Company's Certificate of Incorporation to increase the maximum size of the Board of Directors from 9 to 11 directors. 4. The Board of Directors recommends you vote AGAINST the following proposal: ! ! ! 5. Proposal No. 5 is a shareholder proposal recommending the Company move from a plurality voting standard to a majority voting standard. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

[PRELIMINARY COPY-SUBJECT TO COMPLETION]